AMENDED AND RESTATED LOAN AGREEMENT



     THIS AMENDED AND RESTATED LOAN AGREEMENT dated as of June 14, 1995 (the "Loan Agreement"), is by and among DOLLAR GENERAL CORPORATION, a Kentucky corporation ("Dollar"), DOLGENCORP, INC., a Kentucky corporation ("Dolgencorp")(Dollar and Dolgencorp may be referred to herein individually as a "Borrower" or collectively as the "Borrowers"), the various banks and lending institutions on the signature pages hereto (each a "Bank" and collectively, the "Banks"), and NATIONSBANK, N.A. (CAROLINAS), a national banking association, as agent for the Banks (in such capacity, the "Agent") and amends, supersedes and replaces for all purposes that certain Loan Agreement, dated August 19, 1992, as amended, by and among Borrowers, Banks and the Agent.

     WHEREAS, the Borrowers have requested that the Banks provide a $170,000,000.00 credit facility for the purposes hereinafter set forth;

     WHEREAS, the Banks have agreed to provide the requested credit facility, and the Agent has accepted its duties hereunder, on the terms and conditions hereinafter set forth;

     NOW THEREFORE, IT IS AGREED:


                            ARTICLE I

                 DEFINITIONS AND ACCOUNTING TERMS

     1.01 Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms herein shall include in the singular number the plural and in the plural the singular:

          "Acceptance Documents" means such documents and agreements as the Accepting Bank reasonably may require in connection with the Bankers' Acceptance financing contemplated therein.

          "Accepting Bank" means, with respect to any Bankers' Acceptance, Nationsbank of North Carolina,
     N.A.

          "Adjusted CD Loan" means a Loan which bears interest based on the Adjusted CD Rate.

          "Adjusted CD Rate" means for the Interest Period for each Adjusted CD Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate equal to the sum of:

               (a)  the per annum rate obtained by
          dividing (I) the rate of interest determined by the Agent to be the average (rounded upward to the nearest whole multiple of 1/100 of 1% per annum, if such average is not such a multiple) of the consensus bid rate determined by the Agent for the bid rates per annum, at 10:00 a.m. (Charlotte, North
          Carolina time) (or as soon thereafter as is practicable) on the first day of such Interest Period, of New York certificate of deposit dealers of recognized standing selected by the Agent for the purchase at face value of the Agent's certificates of deposit in an amount substantially equal to the Adjusted CD Loan comprising part of such borrowing (including extensions and renewals) and with a maturity equal to such Interest
          Period, by (ii) a percentage equal to 100% minus the Adjusted CD Reserve Percentage (as defined below) for such Interest Period, plus

          (b) the Assessment Rate (as defined below), if any, for such Interest Period.

     As used herein "Adjusted CD Rate Reserve Percentage" for the Interest Period for each Adjusted CD Loan comprising part of the same borrowing (including conversions, extensions and renewals) means the reserve percentage applicable on the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with deposits exceeding one billion dollars with respect to liabilities consisting of or including (among other liabilities) U.S. dollar nonpersonal time deposits in the United States with a maturity equal to such Interest Period. The "Assessment Rate" for the Interest Period for each Adjusted CD Loan comprising part of the same borrowing (including conversions, extensions and renewals) means the annual assessment rate estimated by the Agent on the first day of such Interest Period for determining the then current annual assessment payable by the Agent to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of the Agent in the United States.

          "Adjusted Eurodollar Rate" means for the Interest
     Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate equal to the per annum rate obtained by dividing (a) the rate of interest determined by the Agent to be the average

 (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the per annum rates at which deposits in U.S. dollars are offered to the Agent in the interbank eurodollar market at 11:00 a.m. (London time) (or as soon thereafter as is practicable), in each case two Business Days before the first day of such Interest Period in an amount substantially equal to such Eurodollar Loan comprising part of such borrowing (including conversions, extensions and renewals) and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Adjusted Eurodollar Reserve Percentage, if any, for such Interest Period. As used herein, "Adjusted Eurodollar Rate Reserve Percentage" for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), means the percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including eurocurrency liabilities, as such term is defined in Regulation D (or with respect to any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Loans is determined) having a term equal to the Interest Period for which such Adjusted Eurodollar Reserve Percentage is determined.

          "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (b) to direct or cause direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

          "BA Commission" shall have the meaning given to such term in Section 2.06(c) hereof.

          "Bankers' Acceptance" or "Bankers' Acceptances" means a draft drawn by the Borrowers on, and accepted and discounted by, the Accepting Bank pursuant to

Section 2.07 hereof in the standard form for bankers' acceptances of the Accepting Bank.

          "Bankers' Acceptances Outstanding" means, as of the date of determination, the sum of (a) the maximum aggregate amount which is, or at any time thereafter may become, payable by the Accepting Bank under all Bankers' Acceptances, plus (b) the aggregate amount of all payments made by the Accepting Bank under Bankers'
     Acceptances and not theretofore reimbursed by the Borrowers.

          "Bid Rate Loan" means a Loan which bears interest based on the applicable Offered Rate as accepted by the Borrowers pursuant to Section 2.07.

          "Bid Rate Note" or "Bid Rate Notes" means the promissory note or notes of the Borrowers evidencing each Bid Rate Loan in accordance with Section 2.07(g), collectively or individually, as appropriate, as such promissory notes may be amended, modified, supplemented or replaced from time to time.

          "Bid Rate Offer" means one or more offers by a Bank to make one or more Bid Rate Loans submitted to the Agent in accordance with Section 2.07.

          "Business Day" means any day other than a Saturday, a Sunday, a legal holiday in Charlotte, North Carolina or a day on which banking institutions are authorized by law or other governmental action to close except that in the case of Eurodollar loans, such day is also a day on which dealings between banks are carried on in U.S. dollar deposits in the interbank Eurodollar market.

          "Capital" means, as of any date of determination, the sum of Funded Debt plus shareholders equity as determined in accordance with Generally Accepted Accounting Principles.

          "Capital Guideline" means any law, rule, regulation, policy, guideline or directive (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful, and including, without limitation, any law, rule, regulation, governmental policy, guideline or directive contemplated by the report dated July, 1988 entitled "International Convergence of Capital Measurement and Capital Standards" issued by the Basle Committee on Banking Regulations and Supervisory Practices): (i) regarding capital adequacy, capital ratios, capital requirements, the calculation of a bank's capital or similar matters, or (ii) affecting the amount of capital required to be obtained or maintained by the Accepting Bank or the Banks or the manner in which the

Accepting Bank or the Banks allocate capital to any of their contingent liabilities (including letters of credit), advances, commitments, assets or liabilities.

          "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United
     States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (b) U.S. dollar denominated (or foreign currency fully hedged) time deposits, certifi-cates of deposit, Eurodollar time deposits, Eurodollar certificates of deposit of (x) any domestic commercial bank of recognized standing having capital and surplus in excess of $400,000,000 or (y) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof or any bank whose Moody's deposit obligations rating is at least P-1 or who has a similar rating with S&P (any such bank being an "Approved Bank"), in each case with maturities of not more than six months from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition and (d) repurchase agreements with a bank or trust company
     (including any Bank) or recognized securities dealer having capital and surplus in excess of $400,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which the Borrowers shall have a perfected first priority security interest
     (subject to no other liens or encumbrances) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obliga-tions.

          "Closing Date" or "Effective Date" means the date on which the conditions set forth in Article IV to the making of the initial Loans hereunder shall have been fulfilled (or waived) and on which the initial Loans shall have been made.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Commitment" means the commitment by each Bank to make Loans to the Borrowers hereunder and to participate in Bankers' Acceptances issued hereunder in a maximum aggregate principal amount equal to each Bank's Committed Amount.

          "Committed Amount" means, for each Bank, the amount identified as its Committed Amount opposite such Bank's name on the signature pages hereto as such amount may be reduced pro rata based on reductions in the Maximum Commitment made in accordance with the terms hereof.

          "Commitment Percentage" means, for any Bank, the percentage set forth opposite the name of such Bank on the signature pages hereto.

          "Consistent Basis" or "consistent basis" means, with regard to the application of accounting principles, accounting principles consistent in all material respects with the accounting principles used and applied in preparation of the financial statements previously delivered to the Banks and referred to in
     Section 5.06 hereof.

          "Controlled Group" means (a) the controlled group of corporations as defined in Section 414(b) of the Code and the applicable regulations thereunder, or (b) the group of trades or businesses under common control as defined in Section 414(c) of the Code and the applicable regulations thereunder, of which either of the Borrowers is a part or may become a part.

          "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "EBIT" means the consolidated net income of the Borrowers and their Subsidiaries, before Interest
     Expense and taxes, as computed in accordance with Generally Accepted Accounting Principles applied on a
     Consistent Basis.

          "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, regulations, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions or policies including, without limitation, the Comprehensive Environmental Response, Compensation and
     Liability Act, the Superfund Amendments and
     Reauthorization Act, the Resource Conservation and
     Recovery Act, the Toxic Substances Control Act, the
     Clean Air Act and the Clean Water Act relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water or land) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

          "ERISA" means the Employee Retirement Income
     Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

          "ERISA Affiliate" means each person (as defined in Section 3(9) of ERISA) which together with either of the Borrowers or any of their respective Affiliates would be deemed to be a member of the same "controlled group" within the meaning of Section 414(b), (c), (m) and (o) of the Code.

          "Eurodollar Loan" means a Loan which bears interest based on the Adjusted Eurodollar Rate.

          "Event of Default" has the meaning specified in
     Article VIII.

          "Fixed Charge Coverage Ratio" means, for the period of computation, with respect to the Borrowers, the ratio of (a) EBIT plus Operating Lease Expense to
     (b) the sum of Operating Lease Expense plus Interest
     Expense.

          "Funded Debt" means all Indebtedness that has a right of payment priority pari passu with the Obligations.

          "Funded Debt/Capital Ratio" shall mean on a consolidated basis, the ratio of (i) Funded Debt to (ii)
     Capital.

          "Generally Accepted Accounting Principles" or
     "generally accepted accounting principles" means generally accepted accounting principles in the United States.

          "Government Acts" has the meaning specified in
     Section 2.06(f).

          "Guaranty Obligations" means any obligations
     (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Indebtedness or other obligation or any property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of such indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreement or arrangement), (c) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness or obligation, or (d) otherwise assure or hold harmless the owner of such Indebtedness or obligation against loss in respect thereof. The amount of Guaranty Obligations hereunder shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness or obligation respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated amount in respect thereof (assuming such other Person is required to perform thereunder) as determined in good faith.

          "Indebtedness" means without duplication, (a) all indebtedness for borrowed money, (b) the deferred pur-chase price of assets or services which in accordance with generally accepted accounting principles would be shown to be a liability (or on the liability side of a balance sheet), (c) all Guaranty Obligations, (d) the maximum amount of all acceptance facilities established for the account of such Person and, without duplication, all drafts drawn thereunder (other than letters of credit (x) supporting other Indebtedness of either of the Borrowers or (y) offset by a like amount of cash or government securities held in escrow to secure such letter of credit and draws thereunder), (e) all capitalized lease obligations, (f) all Indebtedness of another Person secured by any lien or any property of either of the Borrowers, whether or not such indebtedness has been assumed, (g) all obligations under take-or-pay or similar arrangements or under Interest Rate Protection Agreements, currency agreements, or commodities agreements, (h) indebtedness created or arising under any conditional sale or title retention agreement, and (i) withdrawal liability or insufficiency under ERISA or under any qualified plan or related trust; but specifically excluding from the foregoing trade payables and accrued expenses arising or incurred in the ordinary course of business.

          "Intangible Assets" shall mean, as of the date of any determination thereof, the total amount of all assets of the Borrowers and their Subsidiaries consisting of good will, patents, trade names, trade marks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, deferred assets other than prepaid insurance and prepaid taxes, the excess of cost of shares acquired over book value of related assets and such other assets as are properly classified as "intangible assets" in accordance with Generally Accepted Accounting
Principles.

          "Interest Expense" means the aggregate amount of interest accruing on Indebtedness and all amortization of debt discount and expense on Indebtedness (including, without limitation, any obligation to pay rent in respect of leases required to be capitalized in accordance with Generally Accepted Accounting Principles) of the Borrowers and their Subsidiaries in the twelve-month period ending on the date such discount or expense is calculated.

          "Interest Payment Date" means (a) as to Prime Rate Loans, the last day of each calendar quarter and on the Termination Date and (b) as to Eurodollar Loans, Adjusted CD Loans and Bid Rate Loans, on the last day of each Interest Period for such Loan and on the Termination Date, and in addition where the applicable Interest Period is more than 3 months, in the case of Eurodollar Loans, or more than 90 days, in the case of Adjusted CD Loans, then also on the date 3 months or 90 days, respectively, from the beginning of the Interest Period, and each 3 months or 90 days, respectively, thereafter.

If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding day.

          "Interest Period" means (a) as to Adjusted CD Loans, a period of 30, 60, 90 or 180 days' duration, as the Borrowers may elect, (b) as to Eurodollar Loans, a period of one, two, three or six month's duration, as the Borrowers may elect, and (c) as to Bid Rate Loans, such period or periods in duration as a Bank may offer and the Borrowers may accept in accordance with the provisions of Section 2.07, commencing in each case, on the date of the borrowing (including conversions, extensions and renewals); provided, however, (i) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (ii) no Interest Period shall extend beyond the Termination Date, and (iii) in the case of Eurodollar Loans, where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest

Period shall end on the last day of such calendar month.

          "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, or other financial agreement or arrangement designed to protect against fluctuations in interest rates (other than an agreement which does not create counterparty risk or liability).

          "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

          "Loan" or "Loans" means a Revolving Loan and/or
     Bid Rate Loan, collectively or individually, as appropriate.

          "Loan Documents" means this Amended and Restated
     Loan Agreement and the Notes.

          "Majority Banks" means, at a particular time, the holders of at least 66 2/3% of the aggregate unpaid principal amount of the Revolving Notes and the Bankers' Acceptances Outstanding, or if no amounts are outstanding under the Revolving Notes, there are no Bankers' Acceptances Outstanding, Banks having an aggregate Commitment Percentage of at least 66 2/3%.

          "Material Adverse Effect" means a material adverse effect on (a) the operations or financial condition of the Borrowers and their Subsidiaries, (b) the ability of the Borrowers to perform their obligations under this Amended and Restated Loan Agreement, or (c) the validity or enforceability of this Amended and Restated Loan Agreement, any of the other Loan Documents, or the rights and remedies of the Banks hereunder or thereunder.

          "Maximum Commitment" means $170,000,000 from the Closing Date to and including the Termination Date.

          "Moody's" means Moody's Investors Service, Inc., and any successor thereof.

          "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the Controlled Group during such five year period.

          "Notes" means a collective reference to the Revolving Notes and the Bid Rate Notes.

          "Notice of Borrowing" shall have such meaning as provided in Section 2.02(a).

          "Notice of Conversion" shall have such meaning as provided in Section 3.03.

          "Operating Lease Expense" means the aggregate amount of rent and other expenses accruing on all operating leases of the Borrowers and their Subsidiaries in the twelve-month period ending on the date of calculation.

          "Obligations" means a collective reference to (a) all obligations of the Borrowers to the Banks in con-nection with the Revolving Loans, (b) all obligations of the Borrowers to the Banks in connection with the Bid Rate Loans and (c) the Bankers' Acceptances Outstanding.

          "Offered Rate" means the per annum rate of interest expressed as a percentage to four decimal places and set forth in a Bid Rate Offer for a particular Bid Rate Loan amount and a particular
     Interest Period.

          "Other Taxes" shall have such meaning as provided in Section 3.07.

          "PBGC" means the Pension Benefit Guaranty
     Corporation established under ERISA, and any successor thereto.

          "Permitted Investments" means (a) cash and Cash
     Equivalents, (b) receivables owing to either of the Borrowers from any of its customers and/or suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms,
     (c) loans and advances to employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business) in an aggregate amount not to exceed $1,500,000.00 at any time outstanding, (d) investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business, (e) equity securities listed on the New York Stock Exchange ("NYSE"), provided that the long-term credit rating of the corporation issuing such securities shall be at least AA from S&P or AA2 from Moody's or
(f) investments in Subsidiaries so long as the aggregate amount of assets in any one Subsidiary does not exceed at any time 5% of the total assets of the Borrowers and their Subsidiaries
(provided, however, the foregoing limitation shall not apply to Indiana Dollar General Partners or Dolgencorp. of Texas, Inc.

          "Permitted Liens" means (a) Liens described on Exhibit A attached hereto; (b) Liens for taxes not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with generally accepted accounting principles have been established (and as to which the property subject to such lien is not yet subject to foreclosure, sale or loss on account thereof); (c) Liens in respect of property imposed by law arising in the ordinary course of business such as materialmen's, mechanics', warehousemen's and other like Liens provided that such Liens secure only amounts not yet due and payable or are bonded off within 14 days after they have arisen; (d) pledges or deposits made to secure payment of worker's compensation insurance, unemployment insurance, pensions or social security programs; (e) Liens arising from good faith deposits in connection with or to secure performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (other than obligations in respect of the payment of borrowed money); (f) easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of such property for its intended purposes or interfering with the ordinary conduct of business of either of the Borrowers and (g) purchase money Liens securing purchase money indebtedness of up to $25,000,000 in the aggregate at any time outstanding.

          "Person" means any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise (whether or not incorporated), or any government or political subdivision or any agency, department or instrumentality thereof.

          "Plan" means any multiemployer or single-employer plan as defined in Section 4001 of ERISA, which is maintained, or at any time during the five calendar years preceding the date of this Amended and Restated Loan
Agreement was maintained, for employees of either of the Borrowers, any Subsidiary or an ERISA Affiliate.

          "Prime Rate" means, for any Interest Period or any other period, the rate of interest announced publicly by Nationsbank in Charlotte, North Carolina, from time to time, as Nationsbank's prime rate.

          "Prime Rate Loan" means a Loan which bears interest based on the Prime Rate.

          "Regulation D" means Regulation D of the Board of
     Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

          "Regulation G" means Regulation G of the Board of
     Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

          "Regulation U" means Regulation U of the Board of
     Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

          "Regulation X" means Regulation X of the Board of
     Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion of establishing margin requirements.

          "Request for Bid Rate Loan" means a request by the Borrowers for a Bid Rate Offers submitted to the Agent in accordance with Section 2.08.

          "Revolving Loans" means revolving credit loans made pursuant to Section 2.01.

          "Revolving Note" or "Revolving Notes" means the promissory notes of the Borrowers in favor of each Bank evidencing the Loans and provided in accordance with
     Section 2.05, collectively or individually, as appropriate, as such promissory notes may be amended, modified, supplemented or replaced from time to time.

          "S&P" means Standard & Poors Corporation, and any successor thereof.

          "Subsidiary" means (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation
     (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity in which such person directly or indirectly through Subsidiaries has more than 50% equity interest at any time.

          "Tangible Net Worth" means, at any time, consolidated net shareholders' equity of the Borrowers and their Subsidiaries, determined in accordance with Generally Accepted Accounting Principles applied on a
     Consistent Basis, with no upward adjustments due to a revaluation of assets, minus all Intangible Assets of the Borrowers and their Subsidiaries and minus all amounts due from employees, officers, directors, shareholders and affiliates.

          "Taxes" shall have such meaning as provided in
     Section 3.07.

          "Termination Date" means June 30, 1997 (subject to the provisions of Section 2.11) or the earlier termination of this Agreement in accordance with the terms hereof.

          "Total Liabilities" means all items which, in accordance with Generally Accepted Accounting
     Principles, would be classified as liabilities on a consolidated balance sheet of the Borrowers and their Subsidiaries.

     1.02 Computation of Time Periods. For purposes of computa-tion of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

     1.03 Accounting Terms. The financial statements to be furnished by the Borrowers pursuant hereto shall be made and prepared in accordance with Generally Accepted Accounting Principles consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrowers to the Agent); provided, that, except as otherwise specifically provided herein, all computations determining compliance with Sections 6.11, 6.12 and
6.15 shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements delivered to the Agent on or before the Closing Date.

                            ARTICLE II

                  LOANS AND BANKERS' ACCEPTANCES

     2.01 Commitment. Subject to and upon the terms and conditions and relying upon the representations and warranties herein set forth, each Bank severally agrees, at any time and from time to time from the Closing Date until the Termination Date, to make revolving credit loans (each a "Revolving Loan" and, collectively, "Revolving Loans") to the Borrowers for the purposes hereinafter provided; provided, however, the Banks shall not be obligated to make any Revolving Loan to the extent that immediately after the making of any such Revolving Loan either the sum of the outstanding principal balance of all Revolving Loans, Bid Rate Loans and Bankers' Acceptances Outstanding would exceed the then applicable Maximum Commitment; provided further, no Bank shall be obligated to make any Revolving Loan to the extent that immediately after the making of any such Revolving Loan such Bank's pro rata share of outstanding Revolving Loans and Bankers' Acceptances Outstandings shall exceed such Bank's Committed Amount. Revolving Loans hereunder may consist of Prime Rate Loans, Eurodollar Loans or Adjusted CD Loans (or a combination thereof) as the Borrowers may request, and may be repaid and reborrowed in accordance with the provisions hereof; provided, however, no more than twelve (12) Loans (other than Bid Rate Loans) may be outstanding hereunder at any time.

     2.02  Advances.

          (a) Notices. Whenever the Borrowers desire a Revolving Loan advance hereunder, they shall give written notice or telephonic notice (confirmed immediately thereafter in writing) (a "Notice of Borrowing") to the Agent not later than 12:00 noon (Charlotte, North Carolina time) on the Business Day of the requested advance in the case of Prime Rate Loans, on the second Business Day prior to the requested advance in the case of Adjusted CD Loans and on the third Business Day prior to the requested advance in the case of Eurodollar Loans. Each such notice shall be irrevocable and shall specify (i) that a Revolving Loan is requested, (ii) the date of the requested advance (which shall be a Business Day), (iii) the aggregate principal amount of Revolving Loans requested, and (iv) whether the Revolving Loan requested shall consist of Prime Rate Loans, Eurodollar Loans, Adjusted CD Loans or a combination thereof, and if Eurodollar Loans and/or Adjusted CD Loans are requested, the Interest Periods with respect thereto.
     If the Borrowers shall fail to specify in any Notice of Borrowing (A) an applicable Interest Period in the case of a Eurodollar Loan or an Adjusted CD Loan, then such notice shall be deemed to be a request for an Interest Period of one month or 30 days, respectively, or (B) the type of Revolving Loan requested, then such notice shall be deemed to be a request for a Prime Rate Loan hereunder. The Agent shall as promptly as practicable give each Bank notice of each requested Revolving Loan advance, of such Bank's pro rata share thereof and of the other matters covered in the Notice of Borrowing.

          (b) Minimum Amounts. The aggregate minimum principal amount of each Revolving Loan advance hereunder shall be not less than $1,000,000 (and integral multiples of $1,000,000 in excess thereof), of each Eurodollar Loan hereunder shall be not less than $1,000,000 (and integral multiples of $1,000,000 in excess thereof), and of each Adjusted CD Loan shall be not less than $1,000,000 (and integral multiples of $1,000,000 in excess thereof.

          (c) Advances. Each Bank will make its pro rata share of each Revolving Loan advance available to the Agent by 3:00 p.m. (Charlotte, North Carolina time) on date specified in the Notice of Borrowing by deposit in U.S. dollars of immediately available funds at the offices of the Agent in Charlotte, North Carolina as provided in signature pages, or at such other address as the Agent may designate in writing. All Revolving Loan advances shall be made by the Banks pro rata on the basis of each Bank's share of the Commitment.
     No Bank shall be responsible for the failure or delay by any other Bank in its obligation to make Revolving Loan advances hereunder; provided, however, that the failure of any Bank to fulfill its commitments hereunder shall not relieve any other Bank of its commitments hereunder. Unless the Agent shall have been notified by any Bank prior to the date of any such Revolving Loan advance that such Bank does not intend to make available to the Agent its portion of the Revolving Loan advance to be made on such date, the Agent may assume that such Bank has made such amount available to the Agent on the date of such Revolving Loan advance, and the Agent, in reliance upon such assumption, may (in its sole discretion without any obligation to do so) make available to the Borrowers a corresponding amount. If such corresponding amount is not in fact made available to the Borrowers, the Agent shall be entitled to recover such corresponding amount from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent will promptly notify the Borrowers and the Borrowers shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from such Bank or the Borrowers, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrowers to the date such corresponding amount is recovered by the Agent, at a per annum rate equal to (i) if paid by such Bank, within two Business Days of making such corresponding amount available to the Borrowers, the overnight Federal Funds Rate, and thereafter the Prime Rate, and (ii) if paid by the

Borrowers, the then applicable rate calculated in accordance with
Section 2.04.

     2.03 Repayment. The Revolving Loans hereunder shall be due and payable in full on the Termination Date.

     2.04  Interest.  Subject to the provisions of Section 3.01,
Revolving Loans shall bear interest as follows:

          (a)  Prime Rate Loans.  During such periods as
     Revolving Loans shall consist of Prime Rate Loans, at a per annum rate equal to the Prime Rate in effect from time to time.

          (b)  Eurodollar Loans.  During such periods as
     Revolving Loans shall consist of Eurodollar Loans, at a per annum rate equal to the sum of the Adjusted
     Eurodollar Rate plus .25%.

          (c)  Adjusted CD Loans.  During such periods as
     Revolving Loans shall consist of Adjusted CD Loans, at a per annum rate equal to the sum of the Adjusted CD
     Rate plus .375%.

          (d)  Payment of Interest.  Interest on Revolving
     Loans hereunder shall be payable in arrears on each Interest Payment Date.

     2.05 Revolving Note(s). The Loans by each Bank shall be evidenced by a duly executed promissory note of the Borrowers to each such Bank dated as of the Closing Date in an original principal amount equal to such Bank's Committed
Amount and substantially in the form of Exhibit B.

     2.06  Bankers' Acceptance Subfacility.

          (a)  Creation.  Subject to the terms and
     conditions hereof, at any time and from time to time from the Closing Date through the day 30 days prior to the Termination Date, the Accepting Bank shall create and discount such Bankers'
     Acceptances as Borrowers may request by notice to the Accepting Bank in accordance with the procedure set forth in subparagraph (b) hereof; provided, however, the Accepting Bank shall not be obligated to create and discount any Bankers' Acceptance to the extent that immediately after the creation and discounting of such Bankers' Acceptance either (a) the sum of the outstanding principal balance of all Revolving Loans, Bid Rate Loans and Bankers' Acceptances Outstanding would exceed the then applicable Maximum Commitment. The maturity of any Bankers' Acceptance shall be no less than 30 days and shall not exceed 180 days and shall not extend beyond the Termination Date. Each Banker's Acceptance shall comply with the Acceptance Documents and shall be executed on behalf of the Borrowers and presented to the Accepting Bank pursuant to such procedures as are provided for in the Acceptance Documents or otherwise provided or required by the Accepting Bank.
The face amount of any Bankers' Acceptance shall be an integral multiple of $1,000,000 and shall not be less than $2,000,000. The creation and maturity date of each Bankers' Acceptance shall be a Business Day. Notwithstanding the foregoing, the Accepting Bank, shall not be obligated to create or discount any Bankers' Acceptance (i) that is not eligible pursuant to 12 U.S.C. 372, as amended from time to time, (ii) if creation thereof would cause the Accepting Bank to exceed the maximum amount of outstanding bankers' acceptances permitted by applicable law, or (iii) if, in the reasonable opinion of the Accepting Bank, general conditions in the public market for rediscounting bankers' acceptances render it inadvisable to do so.

          (b)  Notice.  Each request for a Bankers'
     Acceptance shall be submitted in writing (or requested by telephone and promptly confirmed in writing) to the Accepting Bank by 11:00 a.m.
     (Charlotte, North Carolina) on the date of creation of the requested Bankers' Acceptance and shall be accompanied by such documents as are specified therein and in the Acceptance Documents.
     Upon the creation of a Bankers' Acceptance, the Accepting Bank shall promptly notify the Banks and the Agent of the amount and tenor thereof.

          (c)  Issuance Fee.  (1) Upon the creation by
     the Accepting Bank of a Bankers' Acceptance, the Borrowers shall pay the Accepting Bank an issuance fee of $100.00 and the Accepting Bank shall discount such Bankers' Acceptance by deducting from the face amount thereof a discount determined by the then current quoted discount rate for bankers' acceptances of the Accepting Bank plus a commission of .45%, (the "BA Commission") as in effect from time to time, with such discount and BA Commission applied against the face amount of the Bankers' Acceptance and the Accepting Bank shall make such net amount available in immediately available funds to Borrowers.
     Promptly after the issuance of any Bankers'
     Acceptance, the Accepting Bank shall make available in immediately available funds to the Banks, according to their respective Commitment

Percentages, an amount equal to the applicable  BA
Commission relating thereto. The Accepting Bank may retain or rediscount, at its election, any Bankers' Acceptance and the amount received by the Accepting Bank upon payment thereof at maturity or upon rediscounting shall be solely for the account of the Accepting Bank subject, however, to any participations therein in favor of the Banks.

          (d) Payment. As and when the Accepting Bank honors a Bankers' Acceptance, the Borrowers hereby agree to immediately repay the Accepting Bank in immediately available funds the amount advanced by the Accepting Bank. In the event that such funds are not made available to the Accepting Bank by the Borrowers, then, in order to implement the foregoing, the Borrowers irrevocably authorize the Agent and the Banks to treat each such advance by the Accepting Bank as a request for a Prime Rate Loan in the amount of such advance, to issue Prime Rate Loans simultaneously with any such advance in the aggregate amount of such advance, and to credit the proceeds of such Prime Rate Loan so as to immediately eliminate the liability of the Borrowers to the Accepting Bank pertaining to such Bankers' Acceptance and immediately eliminate the liability of each other Bank to the Accepting Bank with respect to its Commitment Percentage relating to such Bankers' Acceptance.

          (e)  Purchase of Participations.  Upon the
     creation and discounting of a Bankers' Acceptance, each Bank shall be deemed to have purchased a participation from the Accepting Bank in an amount equal to the result obtained by multiplying (i) such Bank's Commitment Percentage, times (ii) the face amount of such Bankers' Acceptance. Without limiting the scope and nature of each Bank's participation in any Bankers' Acceptance, to the extent that the Accepting Bank has not been reimbursed by Borrowers (pursuant to an advance hereunder or otherwise) for any payment required to be made by the Accepting Bank under any Bankers' Acceptance, each Bank shall, according to its Commitment Percentage, reimburse the Accepting Bank promptly upon demand for the amount of such payment. The obligation of each Bank to so reimburse the Accepting Bank shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event; provided, however, the Banks shall not be obligated to reimburse the Accepting Bank as provided above to the extent that such reimbursement obligation has arisen on account of the gross negligence or willful misconduct of the Accepting Bank, as determined by a court of competent jurisdiction. Any such reimbursement shall not relieve or otherwise impair the obligation of Borrowers to reimburse the Accepting Bank for the amount of any payment made by the Accepting Bank under the Bankers' Acceptance, together with interest at a per annum rate equal to the Prime Rate plus 2%. The Borrowers hereby specifically acknowledge and agree that in the event the Borrowers fail to perform in accordance with the terms of the Bankers' Acceptance, the Acceptance Documents related thereto or this Amended and Restated Loan Agreement as it relates to such Bankers' Acceptance, each Bank shall for purposes of Section 10.02 or otherwise have a direct claim against the Borrowers, to the extent of such Bank's pro rata participation in such Bankers' Acceptance. Notwithstanding the other provisions of this Section 2.06(e), no Bank shall be deemed to have purchased a participation in a Bankers' Acceptance from the Accepting Bank or to have any obligation relating thereto unless the sum of each such Bank's outstanding Revolving Loans plus such Bank's share of Bankers' Acceptances Outstanding (including the Bankers' Acceptance then under consideration) shall not exceed such Bank's Committed Amount.

          (f)  Limitation of Liability.  Neither the
     Accepting Bank, any other Bank nor any of their respective directors, officers or employees shall be liable, except for gross negligence or willful misconduct, for any action taken or omitted under or in connection with any Bankers' Acceptance, any draft to which a Bankers' Acceptance relates or any documents which in turn relate or pertain to any such draft. When dealing with any such Bankers' Acceptance, draft or related documents, the Accepting Bank shall be entitled to act (and shall be fully protected against any claim of loss by the Borrowers occasioned by the lack, or claimed lack, of authenticity or authority of the issuance of any draft or any signature thereon, in acting upon) any telegram, telex, teletype, bank wire, cable or radiogram or any written application, notice, report, statement, certificate, resolution, request, order, consent, letter or other instrument or communication reasonably believed by the Accepting Bank to be genuine and correct and to have been signed or sent or made by a proper Person. The Borrowers further agree that, in the event that any Bankers' Acceptance shall not, in the reasonable opinion of the Agent or the Majority Banks, meet all requirements for eligible Bankers' Acceptances (as determined in accordance with12 U.S.C. 372), the Borrowers shall, upon demand by the Agent, pay to the Agent for the account of each of the Banks additional amounts sufficient to compensate the Banks for any increased costs resulting therefrom (including without limitation costs resulting from any reserve requirement, premium liability to the Federal Deposit Insurance Corporation, or a higher discount rate). A detailed statement as to the amount of such increased costs, prepared in good faith and submitted by the Agent to the Borrowers, shall be conclusive and binding for all purposes, absent manifest error in computation.

     2.07  Bid Rate Loans.

          (a) Request for Bid Rate Loan. The Borrowers may from time to time, not later than 12:00 noon (Charlotte, North Carolina time) on a Business Day not less than three Business Days nor more than ten Business Days prior to the date of advance for any requested Bid Rate Loan, submit a Request for Bid Rate Loan. Each Request for Bid Rate Loan shall be submitted to the Agent in writing in substantially the form of Exhibit C specifying (i) the dates and aggregate amounts of such proposed Bid Rate Loans, (ii) the applicable Interest Periods (and Interest Payment Dates if they are to differ from those provided herein) and (iii) any other terms to be applicable to such Bid Rate Loans. The Agent shall promptly notify each Bank of its receipt of a Request for a Bid Rate Loan and the substance thereof. Each Request for Bid Rate Loan shall be in a minimum aggregate principal amount of $2,000,000 (and in integral multiples of $1,000,000 in excess thereof) not to exceed, however, the amount of aggregate Revolving Loans available to be made on the applicable advance date.

          (b) Bid Procedure. Each Bank (or any of its Affiliates) in its discretion may, but shall not be obligated to, submit a Bid Rate Offer in response to one or more of the Requests for Bid Rate Loans by delivery of the terms thereof to the Agent not later than 10:30 a.m. (Charlotte, North Carolina time) on the Business Day of the requested Bid Rate Loan; provided, that if the Agent in its capacity as a Bank shall, in its discretion, elect to make any such offer, it shall notify the Borrowers of such offer and the terms thereof by 9:30 a.m. (Charlotte, North Carolina time) on the Business Day of the requested Bid Rate Loan. A Bank (or any of its Affiliates) may offer to make all or part of the requested Bid Rate Loan regardless of whether the Bid Rate Loan exceeds the Commitment of such Bank. The Bid Rate Offer shall specify (i) the particular Request for Bid Rate Loan with regard to which the Bank (or any of its Affiliates) is making its offer, (ii) the maximum and minimum amounts of such proposed Bid Rate Loan with regard to which the Bank is making its offer, (iii) the interest rate(s) and Interest Periods therefor, and (iv) any other terms to be applicable to such Bid Rate Loan. Any such Bid Rate Offer shall be irrevocable; provided that omitted information may be added and information previously provided may be corrected until such required times.

          (c) Acceptance of Bid Rate Offers. The Agent shall promptly notify the Borrowers of all Bid Rate Offers received within the required time and the contents thereof. The Borrowers may then, but shall not be obligated to, accept one or more of the Bid Rate Offers, in whole or in part by written notice or telephonic notice (confirmed immediately thereafter in writing) thereof to the Agent by 12:00 noon (Charlotte, North Carolina time) on the Business Day of the requested Bid Rate Loan; provided, that if the Borrowers elect to accept one or more Bid Rate Offers, such acceptance shall be made on the basis of ascending Offered Rates of similar time periods. In the event two or more Bid Rate Offers offer the same interest rate, the Banks making such Bid Rate Offers shall share equally in the Bid Rate Loan advance. Acceptance of any Bid Rate Offers shall be a minimum aggregate principal amount of $1,000,000 and shall be irrevocable. Failure by the Borrowers to accept any such Bid Rate Offers on a timely basis shall be deemed to be a rejection of such Bid Rate Offers. The Agent shall then promptly notify all of the Banks (including particularly the Banks which had all or a portion of their Bid Rate Offer accepted) of the Borrowers' acceptance or rejection of Bid Rate Offers, and the terms of any Bid Rate Loans to be made.

          (d) Funding of Bid Rate Loans. Each Bank that is to make a Bid Rate Loan shall, by 3:00 p.m. (Charlotte, North Carolina time) on the date specified in the Request for Bid Rate Loan, make its portion of the Bid Rate Loan available to the Agent by deposit in U.S. dollars of immediately available funds at the offices of the Agent as provided (and subject to the provisions concerning a failure to so fund such Bid Rate Loan) in
     Section 2.01(c). Upon fulfillment of the applicable conditions set forth in Section 2.08 and after receipt by the Agent of such funds, the Agent will make such Bid Rate Loan available to the Borrowers.

          (e) Effect of Bid Rate Loans on Commitments. The sum of Revolving Loans, Bid Rate Loans and Bankers'

Acceptances Outstanding hereunder shall not at any time exceed the aggregate Committed Amounts of the Banks. Bid Rate Loans hereunder shall serve to reduce amounts otherwise available under the Commitments, the amount of which reduction shall be allocated ratably to all the Banks.

          (f) Maturity of Bid Loans. Each Bid Loan shall mature and be due and payable on the last day of the Interest Period applicable thereto. Unless the Borrowers shall give notice to the Agent otherwise, the Borrowers shall be deemed to have given a Notice for Borrowing for a Revolving Loan, the proceeds of which shall be used to pay the maturing Bid Rate Loan.

          (g)  Bid Rate Notes.  The Bid Rate Loans of each
     Bank (and its Affiliates) shall be evidenced by a single master Bid Rate Note payable to the order of such Bank (and its Affiliates).

     2.08  Conditions of Lending.

          (a) Conditions. The obligation of any Bank to make any Revolving Loan or any Bid Rate Loan or to issue any Bankers' Acceptance hereunder is subject to satisfaction of the following conditions:

               (i)  receipt of a Notice of Borrowing
          pursuant to Section 2.02(a), a request for a Bankers' Acceptance pursuant to Section 2.06, or
          Request for a Bid Rate Loan pursuant to Section
          2.07(a), as appropriate;

              (ii)  the representations and warranties set
          forth in Article V hereof shall be true and correct in all material respects as of the date of the requested Loan or Banker's Acceptance (except for those which expressly relate to an earlier date);

             (iii) immediately after giving effect to the requested Loan or Banker's Acceptance, the sum of the outstanding principal balance of all Revolving Loans, Bid Rate Loans and Bankers' Acceptances Outstanding would not exceed the then applicable Maximum Commitment; and

              (iv)  no Default or Event of Default shall
          exist and be continuing either prior to or after giving effect thereto.

          (b)  Reaffirmation.  Each request for a Loan
     or a Bankers' Acceptance shall be deemed to be a representation and warranty of the correctness of the matters specified in these subsections (a)(ii), (iii) and (iv) hereof.

     2.09 Termination of Commitments. The Borrowers may from time to time permanently terminate the Commitments in whole or in part (in minimum aggregate amounts of $5,000,000) upon three Business Days' prior written notice to the Agent; provided, however, the Borrower may not reduce the Commitments to an amount which is less than the then outstanding principal amount of the Loans.

     2.10 Fees. The Borrowers have agreed to pay the Agent and the Banks certain fees as set forth in the fee agreements by and between the Borrowers and the Agent and the Borrowers and each Bank.

     2.11 Extension of Termination Date. The Borrowers may, within not less than one month prior to May 31, 1996 and within one month prior to each May 31 thereafter (each of such dates hereinafter being referred to as an "Extension Date"), by notice to the Agent, make written request of the Banks to extend the Termination Date for an additional one year period. The Agent will give prompt notice to each of the Banks of its receipt of any such request for extension of the Termination Date. Each Bank shall make a determination not later than the then applicable Extension Date as to whether or not it will agree to extend the Termination Date as requested; provided, however, that failure by any Bank to make a timely response to the Borrowers' request for extension of the Termination Date shall be deemed to constitute a refusal by the Bank to extend the Termination Date. If, in response to a request for an extension of the Termination Date, one or more Banks shall fail to agree to the requested extension (the "Disapproving Banks"), then provided that the requested extension is approved by Banks holding at least 51% of the Commitments hereunder (the "Approving Banks"), the credit facilities under Article II may be extended and continued at a lower aggregate amount equal to the Commitments held by the Approving Banks. In any such case, (i) the Termination Date relating to the Commitments held by the Disapproving Banks shall remain as then in effect with repayment of the Obligations held by such Disapproving Banks being due on such date and termination of their respective Commitments on such date, (ii) the Termination Date relating to the Commitments held by the Approving Banks shall be extended by an additional one year period, and (iii) the Borrowers may, at their own expense and with the assistance of the Agent, make arrangements for another bank or financial institution reasonably acceptable to the Agent to acquire, in whole or in part, the Obligations and Commitments of the Disapproving Banks. Where any such arrangements are made for another bank or financial institution to acquire the Obligations and Commitments of a Disapproving Bank, or any portion thereof, then upon payment of the Obligations and termination of the Commitments relating thereto, such Disapproving Bank shall promptly transfer and assign, in whole or in part, as requested, without recourse (in accordance with and subject to the provisions of Section 10.03(b)), all or part of its interests, rights and obligations under this Amended and Restated Loan Agreement to such bank or financial institution which shall assume such assigned obligations (which assignee may be another Bank, if a Bank accepts such assignment).


                           ARTICLE III

              ADDITIONAL PROVISIONS REGARDING LOANS

     3.01 Default Rate. Upon the occurrence, and during the continuance, of an Event of Default hereunder, the principal of and, to the extent permitted by law, interest on the Loans hereunder and any other amounts owing hereunder or under the other Loan Documents shall bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable.

     3.02  Prepayments.

          (a) Voluntary Prepayments. The Borrowers shall have the right to prepay Loans in whole or in part from time to time without premium or penalty without prior notice with respect to Prime Rate Loans and upon one Business Day's prior written notice or telephonic notice (confirmed immediately thereafter in writing) to the Agent with respect to all other Loans; provided, however, that (A) Eurodollar Loans, Adjusted CD Loans and Bid Rate Loans may only be prepaid on the last day of an Interest Period applicable thereto, and (B) each such partial prepayment shall be a minimum principal amount of $1,000,000. Amounts prepaid on the Loans may be reborrowed in accordance with the provision hereof. If the Borrowers shall fail to specify the manner of application, prepayments shall be applied first to Prime Rate Loans, then to Eurodollar Loans and Adjusted CD Loans in direct order of their Interest Period maturities.

          (b) Mandatory Prepayments. If at any time the sum of the outstanding principal balances of the Revolving Loans, the Bid Rate Loans and the Bankers' Acceptances Outstanding shall exceed the then applicable Maximum Commitment, then the Borrowers shall immediately pay the Agent for the account of the Banks an amount equal to such excess. Payments made hereunder shall be applied first, to the Revolving Loans (and with respect to the types of Revolving Loans comprising the Revolving Loans, first to Prime Rate Loans and then to Eurodollar Loans and Adjusted CD Loans in direct order of their Interest Period maturities), second to the Bid Rate Loans and third, to a cash collateral account as additional security for the reimbursement obligations which thereafter may arise on account of subsequent payments under Bankers' Acceptances still outstanding, in an amount equal to the then outstanding Bankers' Acceptances Outstanding.

     3.03 Conversion. The Borrowers shall have the option, on any Business Day, to extend existing Loans into a subsequent Interest Period or to convert Loans into Loans of another type; provided, however, that (i) except as provided in Section 3.04, Eurodollar Loans and Adjusted CD Loans may be converted into Loans of another type only on the last day of an Interest Period applicable thereto, (ii) Eurodollar Loans and Adjusted CD Loans may be extended, and Loans may be converted into Eurodollar Loans or Adjusted CD Loans, only if no Default or Event of Default is in existence on the date of extension or conversion, (iii) Loans extended as, or converted into, Eurodollar Loans or Adjusted CD Loans shall be in such minimum amounts as provided in Section 2.02(b), and (iv) any request for extension or conversion of a Eurodollar Loan or Adjusted CD Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month or 30 days, respectively. Each such extension or conversion shall be effected by the Borrowers by giving written notice (or telephone notice promptly confirmed in writing) to the Agent (including requests for extensions and renewals, a "Notice of Conversion") prior to 11:00 a.m. (Charlotte, North Carolina time) on the Business Day of, in the case of Prime Rate Loans, on the second Business Day prior to, in the case of Adjusted CD Loans, and on the third Business Day prior to, in the case of Eurodollar Loans, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for extension or conversion shall be deemed to be a reaffirmation by the Borrowers that no Default or Event of Default then exists and is continuing and that the representations and warranties set forth in Article V are true and correct in all material respects (except to the extent they relate to an earlier period). In the event the Borrowers fail to request extension or conversion of any Eurodollar Loan or Adjusted CD Loan in accordance with this Section, or any such conversion or extension is not permitted or required by this Section, then such Loans shall be automatically converted into Prime Rate Loans at the end of their Interest Period. The Agent shall give each Bank notice as promptly as practicable of any such proposed conversion affecting any Loans.

     3.04  Increased Costs, Illegality, etc.  In the event any
Bank shall determine (which determination shall be final and conclusive and binding on all the parties hereto absent manifest error) that:

          (a) Unavailability. On any date for determining the appropriate Adjusted Eurodollar Rate or Adjusted CD Rate for any Interest Period, that by reason of any changes arising on or after the date of this Amended and Restated Loan Agreement affecting the interbank Eurodollar market or the certificate of deposit market, dollar deposits in the principal amount requested are not generally available in the interbank Eurodollar market, in the case of Eurodollar Loans, or quotes for determination of the Adjusted CD Rate are unavailable, in the case of Adjusted CD Loans, or adequate, and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted Eurodollar Rate or Adjusted CD Rate, respectively; then Eurodollar Loans or Adjusted CD Loans, as appropriate, will no longer be available, and requests for a Eurodollar Loan or Adjusted CD Loans shall be deemed requests for Prime Rate Loans, until such time as such Bank shall notify the Borrowers that the circumstances giving rise thereto no longer exist.

          (b) Increased Costs. At any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to the making, the commitment to make or the maintaining of any Eurodollar Loans or Adjusted CD Loans because of (x) any change since the date of this Amended and Restated Loan Agreement in any applicable law, governmental rule, regulation, guideline or order (or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline or order) in-cluding without limitation the imposition, modification or deemed applicability of any reserves, deposits or similar requirements as related to Eurodollar Loans or Adjusted CD Loans (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Adjusted Eurodollar Rate or Adjusted CD Rate, as appropriate) and/or (y) other circumstances affecting such Bank, the certificate of deposit market, the interbank Eurodollar market or the position of such Bank in such market; then the Borrowers shall pay to such Bank promptly upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank may determine in its sole discretion) as may be required to compensate such Bank for such increased costs or reductions in amounts receivable hereunder (written notice as to the additional amounts owed to such Bank, showing the basis for calculation thereof, shall, absent manifest error, be final and conclusive and binding on all parties hereto).

          (c) Illegality. At any time, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Bank in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or has become impractical as a result of a contingency occurring after the date of this Amended and Restated Loan Agreement which materially and adversely affects the interbank Eurodollar market; then Eurodollar Loans will no longer be available, requests for Eurodollar Loans shall be deemed requests for Prime Rate Loans and the Borrowers may, and upon direction of the Bank, shall, as promptly as possible and, in any event within the time period required by law, have any such Eurodollar Loans then outstanding converted into Prime Rate Loans.

     3.05  Increased Costs and Reduced Return.

          (a) If the Agent shall have determined that the adoption or implementation of, or any change in, any law, rule, treaty or regulation, or any policy, guideline or directive of, or any change in the interpretation or administration thereof by, any court, central bank or other administrative or governmental authority, or compliance by the Accepting Bank, any Bank or any lending office of any Bank with any directive of or guideline from any central bank or other governmental authority or the introduction of or change in any accounting principles applicable to the Accepting Bank, any Bank or any lending office of any Bank (in each case, whether or not having the force of law), shall (i) change the basis of taxation of payments to the Accepting Bank, any Bank or any lending office of any Bank of any amounts payable hereunder (except for taxes on the overall net income of the Accepting Bank, any Bank or any lending office of any
     Bank), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against any Loan or Acceptance Document or against assets of or held by, or deposits with or for the account of, or credit extended by, the Accepting Bank, any Bank or any lending office of any Bank, or (iii) impose on the Accepting Bank, any Bank or any lending office of any Bank any other condition regarding this Amended and Restated Loan Agreement or any Acceptance Document, and the result of any event referred to in clauses (i),
     (ii) or (iii) above shall be to increase the cost to the Accepting Bank, any Bank or any lending office of any Bank of making any Loan, issuing any Bankers' Acceptance, or maintaining its Commitment to make any Loan or issue any Bankers' Acceptance, or to reduce any amount received or receivable by the Accepting Bank or any Bank hereunder, then, upon demand by the Accepting Bank or such Bank, the Borrowers shall pay to the Accepting Bank or such Bank such additional amounts as will compensate the Accepting Bank or such Bank for such increased costs or reductions in amount, together with interest on such additional amounts.

          (b) If any Bank or the Accepting Bank shall have determined that any Capital Guideline or adoption or implementation of, or any change in, any Capital Guideline by the governmental authority charged with the interpretation or administration thereof, or compliance by the Accepting Bank, any Bank or any lending office of such Bank with any Capital Guideline or with any request or directive of any such governmental authority with respect to any Capital Guideline, of the implementation of, or any change in, any applicable accounting principles (in each case, whether or not having the force of law), either (i) affects or would affect the amount of capital required or expected to be maintained by the Accepting Bank, any Bank or any lending office of such Bank, and the Accepting Bank or such Bank determines that the amount of such capital is increased as a direct or indirect consequence of any Loans made or maintained, Bankers' Acceptances issued, or any Commitment to make Revolving or to issue Bankers' Acceptances, or the Accepting Bank's, such Bank's or such lending office's other obligations hereunder, or (ii) has or would have the effect of reducing the rate of return on the Accepting Bank's, such Lender's or such lending office's capital to a level below that which the Accepting Bank or such Bank could have achieved but for such circumstances as a consequence of any Loans made or maintained or Bankers' Acceptances issued, or the Commitment to make Revolving Loans or to issue Bankers' Acceptances or the Accepting Bank's, such Bank's or such lending office's other obligations hereunder (in each case, taking into consideration the Accepting Bank's, the Bank's or such lending office's policies with respect to capital adequacy), then, upon demand by the Accepting Bank or such Bank, the Borrowers shall pay to the Accepting Bank or such Bank from time to time such additional amounts as will compensate the Accepting Bank or such Bank for such cost of maintaining such increased capital or such reduction in the rate of return on the Accepting Bank's, such Bank's or such lending office's capital.

          (c)  Upon determining in good faith that any
     additional amounts will be payable pursuant to this Section, the Accepting Bank or any Bank will give prompt written notice thereof to the Borrowers, which notice shall set forth the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of the Borrowers' obligations to pay additional amounts pursuant to this Section. Determination by the Accepting Bank or any Bank of amounts owing under this Section shall, absent manifest error, be final and conclusive and binding on the parties hereto. Failure on the part of the Accepting Bank or any Bank to demand compensation for any period hereunder shall not constitute a waiver of the Accepting Bank's or such Bank's rights to demand any such compensation in such period or in any other period.

          (d) All amounts payable under this Section 3.05 shall bear interest from the date that is three
     Business Days after the date of demand by the Accepting
     Bank, or any Bank until payment in full to the Accepting Bank, or such Bank at a per annum rate equal to the Prime Rate plus 2%.

     3.06 Compensation. The Borrowers shall compensate each Bank, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by the Bank to fund its Eurodollar Loans or Adjusted CD Loans) which such Bank may sustain:

          (a) if for any reason (other than a default by such Bank or the Agent) a borrowing of Eurodollar Loans or Adjusted CD Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion;

          (b)  if any repayment or conversion of any
     Eurodollar Loan or Adjusted CD Loan occurs on a date which is not the last day of an Interest Period applicable thereto;

          (c) if any prepayment of any Eurodollar Loan or Adjusted CD Loan is not made on any date specified in a notice of prepayment given by the Borrowers; or

          (d) as a consequence of (x) any other default by the Borrowers to repay their Loans when required by the terms of this Agreement or (y) an election made pursuant to this Section.

Calculation of all amounts payable to a Bank under this Section shall be made as though the Bank has actually funded its relevant Eurodollar Loan or Adjusted CD Loan through the purchase of a Eurodollar deposit bearing interest at the Eurodollar Rate or a certificate of deposit bearing interest at the Adjusted CD Rate, as appropriate, in an amount equal to the amount of that Loan, having a maturity comparable to the relevant Interest Period and in the case of Eurodollar Loans, through the transfer of such Eurodollar deposit from an offshore office of that Bank to a domestic office of that Bank in the United States of America; provided, however, that each Bank may fund each of its Eurodollar Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section.

     3.07 Taxes. (a) All payments made by the Borrowers hereunder, under the Notes or under any Loan Document will be made without setoff, counterclaim, deduction or other defense. All such payments shall be made free and clear of and without deduction for any present or future income, franchise, sales, use, excise, stamp or other taxes, levies, imposts, deductions, charges, fees, withholdings, restrictions or conditions of any nature now or hereafter imposed, levied, collected, withheld or assessed by any jurisdiction (whether pursuant to United States Federal, state, local or foreign law) or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities, excluding taxes on the overall net income of the Bank or the Accepting Bank, (such nonexcluded taxes are hereinafter collectively referred to as the "Taxes"). If the Borrowers shall be required by law to deduct or to withhold any Taxes from or in respect of any amount payable hereunder, (i) the amount so payable shall be increased to the extent necessary so that after making all required deductions and withholdings (including Taxes on amounts payable to the Agent, the Banks or the Accepting Bank pursuant to this sentence) the Agent, the Banks, the Accepting Bank receive an amount equal to the sum they would have received had no such deductions or withholdings been made, (ii) the Borrowers shall make such deductions or withholdings, and (iii) the Borrowers shall pay the full amount deducted or withheld to the relevant taxation authority in accordance with applicable law. Whenever any Taxes are payable by the Borrowers, as promptly as possible thereafter, the Borrowers shall send the Banks, the Accepting Bank and the Agent an official receipt showing payment. In addition, the Borrowers agree to pay any present or future taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, recordation or filing of, or otherwise with respect to, this Amended and Restated Loan Agreement, the Notes, the Acceptance Documents or any other Loan Document (hereinafter referred to as "Other Taxes").

          (b) The Borrowers will indemnify the Agent, the Banks and the Accepting Bank for the amount of Taxes or Other
     Taxes (including, without limitation, any Taxes or Other

Taxes imposed by any jurisdiction on amounts payable under this
Section 3.07) paid by any Bank or the Accepting Bank and any liability (including penalties, interest and expenses for nonpayment, late payment or otherwise) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be paid within 30 days from the date on which the Agent, such Bank or the Accepting Bank makes written demand; provided, however, the Borrowers shall have the right to contest any such Taxes before any appropriate administrative agency or court of competent jurisdiction so long as such Bank is not adversely affected by any such contest.

          (c) Each Bank which is a foreign person (i.e., a Person other than a United States Person for United States
     Federal income tax purposes) hereby agrees that:

               (i)  it shall, no later than the Effective
          Date (or, in the case of a Bank which becomes a party hereto pursuant to Section 10.03(b) hereof after the Effective Date, the date upon which such Bank becomes a party hereto) deliver to the Borrowers through the Agent:

                    (A)  two accurate and complete signed
               originals of Form 4224, or

                    (B)  two accurate and complete signed
               originals of Form 1001,

          in each case indicating that such Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such lending office or offices under this Amended and Restated Loan Agreement free from withholding of United States Federal income tax;

              (ii)  if at any time such Bank changes its
          lending office or offices or selects an additional lending office, it shall, at the same time or reasonably promptly thereafter, deliver to the Borrowers through the Agent in replacement for, or in addition to, the forms previously delivered by it hereunder;

                    (A)  if such changed or additional
               lending office is located in the United
               States, two accurate and complete signed originals of Form 4224, or

                    (B)  otherwise, two accurate and
               complete signed originals of Form 1001,
          in each case indicating that such Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such changed or additional lending office under Amended and Restated this Loan
          Agreement free from withholding of United States federal income tax; and

             (iii) it shall, promptly upon the Borrowers' reasonable request to that effect, deliver to the Borrowers such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Bank's tax status for withholding purposes.

          (d) If the Borrowers fail to perform their obligations under this Section 3.07, the Borrowers shall indemnify the Banks and the Accepting Bank for any incremental taxes, interest or penalties that may become payable as a result of any such failure.

     3.08 Change of Lending Office. Each Bank agrees that, upon the occurrence of any event giving rise to the operation of
Section 3.04, 3.05 or 3.07, it will, if requested by the Borrowers, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans affected by such event, provided that such designation is made on such terms that such Bank and its lending office suffer no disadvantage (including, without limitation, no economic, legal or regulatory disadvantage), with the object of avoiding the consequence of the event giving rise to the opera-tion of any such Section. Nothing in this Section shall affect or postpone any of the obligations of the Borrowers or the right of any Bank provided in Section 3.04, 3.05, or 3.07.

     3.09 Late Payment Fee. Should any principal installment payment be in default for more than 15 days, there may be imposed, to the extent permitted by law, a delinquency charge not to exceed 2% of such installment in default. In addition, at the Majority Banks' option, any overdue interest, fees and charges may, for purposes of computing and accruing interest, be deemed to be a part of the principal balance thereof and interest shall accrue on a daily compounded basis after such date (at the applicable rate, including any default rate under Section 3.01) thereon.

     3.10 Payments and Computations. Except as otherwise specifically provided herein, all payments hereunder shall be made to the Agent in U.S. dollars in immediately available funds at its offices in Charlotte, North Carolina not later than 11:00 a.m. (Charlotte, North Carolina time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Agent will thereafter cause to be distributed promptly like funds relating to the payment of principal, reimbursements of payments made in connection with the Bankers' Acceptances, or interest or fees ratably to the Banks entitled to receive such payments in accordance with the terms of this Amended and Restated Loan Agreement. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days. Interest shall accrue from and include the date of such Loan, but exclude the date of payment.


                            ARTICLE IV

              CONDITIONS PRECEDENT TO INITIAL LOANS
                 AND INITIAL BANKERS' ACCEPTANCE


     The obligation of the Banks to make the initial Loan or of the Accepting Bank to accept the initial Bankers' Acceptance hereunder is subject, at the time of the making of such initial Loan or the acceptance of such initial Bankers' Acceptance to the satisfaction of the following conditions (in form and substance acceptable to the Agent):

     4.01 Executed Loan Documents. Receipt by the Agent of executed copies of this Amended and Restated Loan Agreement and the other Loan Documents and (in sufficient numbers to provide a fully executed original of each, except for the Notes, for each
Bank).

     4.02 No Default; Representations and Warranties. Both at the time of the making of such Loan or accepting such Bankers' Acceptance and after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in the other Loan Documents then in effect shall be true and correct in all material respects.

     4.03 Opinion of Counsel. Receipt by the Agent of an opinion, or opinions, in form and substance satisfactory to the Banks, addressed to the Banks and dated as of the Closing Date from Larry K. Wilcher, general counsel to the Borrowers, which shall cover the matters contained in Exhibit D hereto (in sufficient numbers to provide a fully executed original to each
Bank).

     4.04 Corporate Documents. Receipt by the Agent of the following:

          (a) Articles of Incorporation. Copies of the articles of incorporation or charter documents of each of the Borrowers certified to be true and complete as of a recent date by the appropriate governmental authority of the states of their incorporation.

          (b) Resolutions. Copies of resolutions of the Board of Directors of each of the Borrowers approving and adopting the Loan Documents, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary as of the date of this Amended and Restated Loan Agreement to be true and correct and in force and effect as of such date.

          (c) Bylaws. A copy of the bylaws of each of the Borrowers certified by a secretary or assistant secretary as of the date of this Amended and Restated
     Loan Agreement to be true and correct and in force and effect as of such date.

          (d) Good Standing. Copies of (i) certificates of good standing, existence or its equivalent with respect to each of the Borrowers certified as of a recent date by the appropriate governmental authorities of the state of incorporation and each of the other states where such Borrower is currently doing business and
     (ii) a certificate indicating payment of all corporate franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

     4.05 Insurance Certificates. Receipt by the Agent of insurance certificates demonstrating the Borrowers' compliance with Section 6.06 as of the Closing Date.


                          ARTICLE V

               REPRESENTATIONS AND WARRANTIES


     The Borrowers hereby represent and warrant to the Agent and the Banks that:

     5.01 Organization and Good Standing. Each of the Borrowers and its Subsidiaries are corporations duly incorporated, validly existing and in good standing under the laws of the respective states of their incorporation, are duly qualified and in good standing as foreign corporations authorized to do business in every jurisdiction where the failure to so qualify would have a Material

Adverse Effect on such Borrower or any such Subsidiary and have the requisite corporate power and authority to own their respective properties and to carry on their respective businesses as now conducted and as proposed to be conducted.

     5.02 Due Authorization. Each of the Borrowers (i) has the corporate power and requisite authority to execute, deliver and perform this Amended and Restated Loan Agreement and the other Loan Documents to which it is a party and (ii) is duly authorized to, and have been authorized by all necessary corporate action, to execute, deliver and perform this Amended and Restated Loan Agreement and the other Loan Documents to which it is a party.

     5.03 No Conflicts or Consents. With respect to each of the Borrowers, neither the execution and delivery of the Loan Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof will (i) violate or conflict with any provision of its articles of incorporation or bylaws, (ii) violate, contravene or materially conflict with any law, regulation (including without limitation Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (iii) violate, contravene or materially conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, (iv) result in or require the creation of any lien, security interest or other charge or encumbrance (other than those contemplated in or in connection with the Loan Documents) upon or with respect its properties.

     5.04 Consents. No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance of this Amended and Restated Loan Agreement or any of the other Loan Documents.

     5.05  Enforceable Obligations.  This Amended and
Restated Loan Agreement and the other Loan Documents have been duly executed and delivered by the Borrowers and con-stitute legal, valid and binding obligations of the Borrowers, enforceable in accordance with their respective terms, except as may be limited by bankruptcy or insolvency laws or similar laws affecting creditors' rights generally.

     5.06 Financial Condition. The financial statements and financial information provided to the Banks, consisting of, among other things, an audited consolidated balance sheet of the Borrowers dated as of January 31, 1995, together with related consolidated statements of income,
      37retained earnings and cash flows, certified by
Coopers & Lybrand, certified public accountants, as true and correct, fairly represent the financial condition of the Borrowers as of such date; such financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis; and since the date of such financial statements there have occurred no changes or circumstances which have had or are very likely to have a Material Adverse Effect on the Borrowers and the financial statements referenced above.

     5.07 No Default. No Default (which if existing would have a Material Adverse Effect) or Event of Default presently exists.

     5.08 Liens. Except for Permitted Liens, the Borrowers and their Subsidiaries have good and marketable title to all of their respective properties and assets free and clear of all liens, encumbrances, mortgages, pledges, security interests and other adverse claims of any nature.

     5.09 Indebtedness. Neither of the Borrowers nor any of its Subsidiaries has Indebtedness (including without limitation reimbursement or other contingent obligations) except as disclosed in the financial statements referenced in Section 5.06 and as set forth in Exhibit E.

     5.10 Litigation. Except as disclosed in Exhibit F, there are no actions, suits or legal, equitable, arbitration or administrative proceedings, pending or, to the knowledge of either Borrower threatened, against such Borrower which, if adversely determined, could have a Material Adverse Effect on the enforceability of the Loan Documents or on such Borrower.

     5.11 Material Agreements. Neither of the Borrowers nor any of its Subsidiaries is in default in any respect under any material contract, lease, loan agreement, indenture, mortgage, security agreement or other material agreement or obligation to which it is a party or by which any of its properties is bound.

     5.12 Burdensome Contracts. Neither of the Borrowers nor any of its Subsidiaries is a party to, or bound by, any contract, lease, indenture, loan agreement or other agreement or arrangement the performance of which by such Borrower or such Subsidiary would have a Material Adverse Effect on the business, condition (financial or otherwise), operations or properties of such Borrower or any of such Subsidiary or on the ability of such Borrower or any of such Subsidiary to perform its obligations under the Loan Documents.

     5.13 Taxes. The Borrowers and their Subsidiaries have filed, or caused to be filed, all material tax returns (federal, state, local and foreign) required to be filed and paid all amounts of taxes shown thereon to be due (including interest and penalties) and have paid all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by them, except for such taxes (i) which are not yet delinquent or (ii) as are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with generally accepted accounting principles. Neither of the Borrowers is aware of any proposed material tax assessments against it or any of its Subsidiaries. No extension of time for assessment or payment by either of the Borrowers or any of its Subsidiaries of any federal, state or local tax in effect.

     5.14 Compliance with Law. To the best of the Borrower's knowledge, the Borrowers and their Subsidiaries are in compliance with all laws, rules, regulations, orders and decrees (including without limitation Environmental
Laws) applicable to them, or to their properties.

     5.15  ERISA.  (i) No Reportable Event (as defined in
ERISA) has occurred and is continuing with respect to any Plan; (ii) no Plan has an unfunded current liability
(determined under Section 412 of the Code) or an accumulated funding deficiency, (iii) no proceedings have been instituted, or, to the knowledge of either Borrower, planned, to terminate any Plan, (iv) neither of the Borrowers, any member of a Controlled Group, nor any duly-appointed administrator of a Plan (A) has instituted or intends to institute proceedings to withdraw from any Multi-Employer Pension Plan (as defined in Section 3(37) or ERISA); and (iv) each Plan has been maintained and funded in all material respects with its terms and with the provisions of ERISA applicable thereto.

     5.16 Subsidiaries. The Borrowers have no Subsidiaries except as set forth on Exhibit G hereto.

     5.17 Use of Proceeds; Margin Stock. The proceeds of Loans made hereunder and Bankers' Acceptances issued hereunder will be used solely for the purposes of financing general corporate purposes of the Borrowers. None of such Loans or Bankers' Acceptances will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulations U, Regulation X or Regulation G, or for the pur-pose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry "margin stock" or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation U, Regulation X or Regulation G. Neither of the

Borrowers owns any "margin stock" except as identified in the financial statements referred to in Section 5.06 hereof and, as of the date hereof, the aggregate value of all "margin stock" owned by either Borrower does not exceed 10% of the value of all such Borrower's assets.

     5.18 Government Regulation. Neither of the Borrowers nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 or the Interstate Commerce Act, each as amended. In addition, neither of the Borrowers nor any of its Subsidiaries is (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company, or (ii) a "holding company," or a "Subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "Subsidiary" or a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     5.19 Hazardous Substances. To the best of the Borrower's knowledge, the real property owned or leased by either of the Borrowers and/or any of its Subsidiaries or on which either of the Borrowers and/or any its Subsidiaries operates (the "Subject Property") is free from "hazardous substances" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.
 9601 et seq., as amended, and the regulations promulgated thereunder; no portion of the Subject Property is subject to federal, state or local regulation or liability because of the presence of stored, leaked or spilled petroleum products, waste materials or debris, "PCB's" or PCB items (as defined in 40 C.F.R. 763.3), underground storage tanks, "asbestos" (as defined in 40 C.F.R. 763.63) or the past or present accumulation, spillage or leakage of any such sub-stance; and the Borrowers and their Subsidiaries are in substantial compliance with all Environmental Laws and neither of the Borrowers knows of any complaint or investigation regarding real property which it or any of its Subsidiaries owns or leases or on which it or any of its Subsidiaries operates.

     5.20 Patents, etc. To the best of the Borrower's knowledge, the Borrowers and their Subsidiaries possess all material patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the operation of its business and the businesses of their Subsidiaries as presently conducted and as proposed to be conducted.

     5.21 Solvency. Each of the Borrowers and each of its Subsidiaries is, and after consummation of this Amended and Restated Loan Agreement and after giving effect to all Indebtedness incurred hereunder, will be solvent.

     5.22 No Financing Of Corporate Takeovers. No proceeds of the Loans hereunder have been or will be used to acquire any security in any transaction which is subject to Sections 13 or 14 of the Securities Exchange Act of 1934, as amended, (including particularly but without limitation Sections 13(d) and 14(d) thereof), directly or indirectly, or to refinance any indebtedness used to acquire any such securities.

     5.23 Investments. The only investments of the Borrowers and their Subsidiaries as of the date hereof are Permitted Investments.


                         ARTICLE VI

                    AFFIRMATIVE COVENANTS


     The Borrowers hereby covenant and agree that so long as this Amended and Restated Loan Agreement is in effect and until the Loans and Bankers' Acceptances Outstanding, together with interest, fees and other obligations hereunder, have been paid in full and the Commitments hereunder shall have terminated:

     6.01 Information Covenants. The Borrowers will furnish, or cause to be furnished, to the Agent and each
Bank:

          (a) Annual Financial Statements. As soon as available and in any event within 90 days after the close of each fiscal year of the Borrowers, a consolidated balance sheet of the Borrowers and their Subsidiaries as at the end of such fiscal year together with related statements of income and retained earnings and of cash flows for such fiscal year, setting forth in comparative form figures for the preceding fiscal year, all in reasonable detail and examined by Coopers & Lybrand, or other independent certified public accountants of recognized national standing reasonably acceptable to the Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and shall not be qualified as to the scope of the audit or as to the status of the each Borrower as a going con-cern, and which shall be accompanied by a certificate of such accountants stating that in the course of its regular audit of the business of the Borrowers which audit was conducted in accordance with generally accepted auditing standards (including tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances) they have obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof, all of the foregoing to be in reasonable detail and in form and substance satisfactory to the Majority Banks. It is specifically understood and agreed that failure of the annual financial statements to be accompanied by an opinion and certificate of such accountants in form and substance as provided herein shall constitute a Default hereunder.

          (b) Quarterly Financial Statements. As soon as available and in any event within 45 days after the end of each fiscal quarter of each fiscal year of the Borrowers, a consolidated balance sheet of the Borrowers and their Subsidiaries as at the end of such quarterly period together with related statements of income and retained earnings and of cash flows for such quarterly period and for the portion of the fiscal year ending with such period, in each case setting forth in comparative form figures for the corresponding period of the preceding fiscal year, all in reasonable form and detail acceptable to the Majority Banks, subject to changes resulting from audit and normal year-end adjustments.

          (c)  Officer's Certificate.  At the time of
     delivery of the financial statements provided for in Sections 6.01(a) and (b) hereof, a certificate of an authorized financial officer of each of the Borrowers, substantially in the form of Exhibit H to the effect that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and that such Borrower is in compliance with the terms of the Amended and Restated Loan Agreement and the other Loan Documents and no Default or Event of Default exists, or if any Default or Event of Default does exist specifying the nature and extent thereof and what action such Borrower proposes to take with respect thereto. In addition, such officer's certificate shall demonstrate compliance of the financial covenants contained in Sections 6.11, 6.12 and 6.15 by calculation thereof as of the end of each such fiscal period.

          (d) Accountant's Certificate. Within the period for delivery of the annual financial statements provided in Section 6.01(a), a certificate of the accountants conducting the annual audit stating that they have reviewed this Amended and Restated Loan Agreement and stating further whether, in the course of their audit, they have become aware of any Default or Event of Default (insofar as any such terms or provisions pertain to accounting matters) and, if any such Default or Event of Default exists, specifying the nature and extent thereof.

          (e)  Other Information.  With reasonable
     promptness upon any such request, such other information regarding the business, properties or financial condition of the Borrowers and their Subsidiaries as the Majority Banks may reasonably request.

          (f) Notice of Default or Litigation. Upon either Borrower's obtaining knowledge thereof, it will give written notice to the Agent and the Banks (i) immediately, of the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action such Borrower proposes to take with respect thereto, and
     (ii) promptly, but in any event within 5 Business Days, of the occurrence of any of the following with respect to either of the Borrowers or any of its Subsidiaries:
     (A) the pendency or commencement of any litigation, arbitral or governmental proceeding against such Borrower or any of its Subsidiaries which is likely to have, or could have, a Material Adverse Effect on the business, properties, assets, condition (financial or otherwise) or prospects of such Borrower or any of its Subsidiaries or of such Borrower to perform its obligations hereunder or under any of the other Loan Documents, (B) any levy of an attachment, execution or other process against its assets having a value of $1,000,000 or more, (C) the occurrence of an event or condition which shall constitute a default or event of default under any other agreement for borrowed money,
     (D) any development in its business or affairs which has resulted in, or which such Borrower reasonably believes may result in, a Material Adverse Effect or
     (E) the institution of any proceedings against, or the receipt of notice of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation, including but not limited to, regulations promulgated under the Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6901 et seq., regulating the generation, handling or disposal of any toxic or hazardous waste or substance or the release into the environment or storage of any toxic or hazardous waste or substance, the violation of which could give rise to a material liability on the business, assets, properties condition (financial or otherwise) or prospects of such Borrower or any of its Subsidiaries
     (F) any notice or determination concerning the imposition of any withdrawal liability by a multiemployer Plan on the either of the Borrowers or any of its ERISA Affiliates, the determination that a multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV or ERISA, the termination of any Plan, and the amount of liability incurred or which may be incurred in connection with any such event.

     6.02  Preservation of Existence and Franchises.  The
Borrowers will do or cause to be done, all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority.

     6.03 Books, Records and Inspections. Each Borrower will keep, and will cause each of its Subsidiaries to keep, complete and accurate books and records of its and each Subsidiary's transactions in accordance with good accounting practices on the basis of generally accepted accounting principles applied on a consistent basis (including the establishment and maintenance of appropriate reserves).
Each Borrower will permit, and will cause each of its Subsidiaries to permit, on reasonable notice officers or designated representatives of any Bank to visit and inspect its and any of its Subsidiaries' books of account and records and any of its and any Subsidiary's properties or assets (in whomever's possession) and to discuss the affairs, finances and accounts of such Borrower or any of its Subsidiaries with, and be advised as to the same by its or any of its Subsidiaries' officers, directors and independent accountants.

     6.04 Compliance with Law. Each Borrower will comply, and will cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations and orders of, and all applicable restrictions imposed by all applicable governmental bodies, foreign or domestic, or authorities and agencies thereof (including quasi-governmental authorities and agencies), in respect of the conduct of its or any Subsidiary's business and the ownership of its or any Subsidiary's property (including all Environmental Laws and controls), except where any such non-compliance would not have a Material Adverse Effect on the business, assets, properties or condition (financial or otherwise) of such Borrower or any of its Subsidiaries or on the ability of such Borrower or any of its Subsidiaries to perform its or their respective obligations hereunder or under any other Loan Document.

     6.05 Payment of Taxes and Other Indebtedness. Each Borrower will pay and discharge, and will cause its Subsidiaries to pay and discharge, (i) all material taxes, assessments and governmental charges or levies imposed upon it or its Subsidiaries, or upon its or its Subsidiaries' income or profits, or upon any of its properties, before they shall become delinquent, (ii) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien or charge upon any of its or any of its Subsidiaries' properties, and (iii) except as prohibited hereunder, all of its or its Subsidiaries' other Indebtedness as it shall become due; provided, however, that neither of the Borrowers nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with generally accepted accounting principles, unless the failure to make any such payment shall give rise to an immediate right to foreclosure on a lien securing such amounts, in which case such Borrower or any such Subsidiary shall make immediate payment of or shall otherwise satisfy such tax, assessment, charge, levy, claim or Indebtedness upon commencement of proceedings to foreclose on any such lien.

     6.06 Insurance. Each Borrower will at all times maintain, and will cause its Subsidiaries to maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with their customary practice.

     6.07 Maintenance of Property. Each Borrower will maintain and preserve, and will cause its Subsidiaries to maintain and preserve, its and its Subsidiaries' properties and equipment used or useful in its or its Subsidiaries' business (in whomsoever's possession as they may be) in good repair, working order and condition, normal wear and tear excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

     6.08 Performance of Obligations. Each Borrower will perform in all material respects, and will cause its Subsidiaries to perform in all material respects, all of its and its Subsidiaries' obligations (including, except as may be otherwise prohibited or contemplated hereunder, payment of Indebtedness in accordance with its terms) under the terms of all material agreements, indentures, mortgages, security agreements or other debt instruments to which it or any Subsidiary is a party or by which it or any Subsidiary is bound.

     6.09 ERISA. Each Borrower will (a) at all times, make prompt payment of all contributions required under all employee pension benefit plans ("Plans") and required to meet the minimum funding standard set forth in ERISA with respect to its Plans; (b) promptly upon request, furnish the Agent and the Banks copies of each annual report/return (Form 5500 Series), as well as all schedules and attachments required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA, and the regulations promulgated thereunder, in connection with each of its Plans for each Plan Year; (c) notify the Agent immediately of any fact, including, but not limited to, any Reportable Event (as defined in ERISA) arising in connection with any of its Plans, which might constitute grounds for termination thereof by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan, together with a statement, if requested by the Agent, as to the reason therefor and the action, if any, proposed to be taken with respect thereof; and (d) furnish to the Agent, upon its request, such additional information concerning any of its Plans as may be reasonably requested. Neither of the Borrowers will, nor will it permit any of its ERISA Affiliates to (I) terminate a Plan if any such termination would give rise to or result in any material liability, or (II) cause or permit to exist any Termination Event under ERISA or other event or condition which presents a material risk of termination at the request of the PBGC.

     6.10 Use of Proceeds. The proceeds of the Loans and Bankers' Acceptances shall be made or issued for purposes of financing general corporate purposes of the Borrowers.

     6.11 Minimum Tangible Net Worth. The Borrowers will maintain at all times Tangible Net Worth of at least $272,000,000.00; provided, however, on January 31, 1996 and on the last day of each fiscal year thereafter such required amount shall be increased by an amount equal to 50% of the net income of the Borrowers and their Subsidiaries, for the fiscal year then ending, with such increases to be cumulative. Such required amount shall not be decreased by losses in any fiscal year.

     6.12 Fixed Charge Coverage Ratio. The Borrowers will maintain as of the end of each fiscal quarter (commencing with the fiscal quarter ending July 31, 1995) a Fixed Charge Coverage Ratio (computed for the four fiscal quarterly periods then ending) of at least 1.80 to 1.0.

     6.13 [intentionally left blank].

     6.14 [intentionally left blank].

     6.15 Funded Debt/Capital Ratio. The Borrowers shall maintain a Funded Debt/Capital Ratio of no greater than .47 to 1.0 as of the end of each fiscal quarter in each fiscal year (commencing with the fiscal quarter ending July 31, 1995).


                         ARTICLE VII

                     NEGATIVE COVENANTS


     The Borrowers hereby covenant and agree that so long as this Amended and Restated Loan Agreement is in effect and until the Loans and Bankers' Acceptances Outstanding, together with interest, fees and other obligations hereunder, have been paid in full and the Commitments hereunder shall have terminated:

     7.01 Indebtedness. Neither of the Borrowers will, nor will it permit any of its Subsidiaries to, contract, create, incur, assume or permit to exist any Indebtedness except:

          (a) Indebtedness arising under this Amended and Restated Loan Agreement and the other Loan Documents;

          (b) Indebtedness existing as of the Closing Date as referenced in Section 5.09 without giving effect to any subsequent extension, renewal or refinancing thereof;

          (c) Indebtedness incurred or arising under or in connection with Permitted Liens (including for taxes and assessments not yet delinquent and for permitted purchase money lien obligations);

          (d) Indebtedness in respect of current accounts payable or accrued (other than for borrowed money or purchase money obligations) and incurred in the ordinary course of business, provided, that all such liabilities, accounts and claims shall be paid when due (or in conformity with customary trade terms);

          (e) Indebtedness incurred in connection with financing of seasonal working capital needs provided that immediately prior to the incurrence of any such indebtedness the Borrowers have utilized at least 85% of the Commitments of the Banks hereunder;

          (f) Indebtedness incurred in connection with documentary and stand-by letters of credit issued on the application of the Borrowers in the ordinary course of business; and

          (g)  Indebtedness incurred to First American
     National Bank in connection with financing of seasonal working capital needs provided that the aggregate amount of such indebtedness does not exceed
     $30,000,000.

     7.02 Liens. Neither of the Borrowers will, nor will it permit any of its Subsidiaries to, contract, create, incur, assume or permit to exist any Lien with respect to any of its or any Subsidiary's property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or after acquired except for Permitted Liens.

     7.03 Guaranty Obligations. Neither of the Borrowers will, nor will it permit any of its Subsidiaries to, enter into or otherwise become or be liable in respect of any Guaranty Obliga-tions (excluding specifically therefrom endorsements in the ordinary course of business of negotiable instruments for deposit or collection and excluding guarantees by either Borrower of its Subsidiaries).

     7.04 Nature of Business. Neither of the Borrowers will, nor will it permit any of its Subsidiaries to, substantively alter the character or conduct of its or any Subsidiary's business from that conducted as of the Closing Date.

     7.05 Consolidation, Merger, Sale or Purchase of Assets, etc. Neither of the Borrowers will, nor will it permit any Subsidiary to, dissolve, liquidate, or wind up its or any Subsidiary's affairs, or enter into any transaction of merger or consolidation, or enter into any receivables sale program, or sell, transfer, lease or otherwise dispose of all or any part of its or any Subsidiary's property or assets (other than in the ordinary course of business for fair consideration), or purchase, lease or otherwise acquire (in a single transaction or a series of related transactions) all or any part of the property or assets of any Person (other than purchases or other acquisitions of inventory, leases, materials, property and equipment in the ordinary course of business, except as otherwise limited or prohibited herein) or to agree to do any of the foregoing at a future time, except for (i) the sale or disposition of machinery and equipment no longer useful in the conduct of its or any Subsidiary's business, (ii) capital expenditures
(iii) investments, acquisitions and transfers or dispositions of properties permitted pursuant to Section 7.06 hereunder or
(iv) any acquisition of the properties or assets of any Person provided the aggregate purchase price for such acquisition during the period commencing on the Closing Date through and including the Termination Date shall not exceed $25,000,000.00.

     7.06 Advances, Investments and Loans. Neither of the Borrowers will, nor will it permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to any Person except for Permitted Investments.

     7.07  [intentionally left blank]

     7.08 Prepayments of Indebtedness, etc. Neither of the Borrowers will, nor will it permit any of its Subsidiaries to,
(i) after the issuance thereof, amend or modify (or permit the amendment or modification of) any of the terms of any subordinated or senior funded indebtedness for borrowed money to the extent any such amendment or modification would be adverse to the issuer thereof or to the interests of the Banks or (ii) make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due) or exchange of any other Indebtedness for borrowed money.

     7.09 Transactions with Affiliates. Neither of the Borrowers will, nor will it permit any of its Subsidiaries to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any Affiliate other than on terms and conditions substantially as favorable to such Borrower as would be obtainable by it or any Subsidiary in a comparable arm's-length transaction with a Person other than an Affiliate.

     7.10 Fiscal Year. Neither of the Borrowers will, nor will it permit any of its Subsidiaries to, change, or permit a change, in its or any Subsidiary's fiscal year.

     7.11 Sale and Leaseback. Neither of the Borrowers will, nor will it permit any of its Subsidiaries to, enter into any arrangement pursuant to which it or any Subsidiary will lease back, as lessee, any property (real, personal or mixed, tangible or intangible) previously owned by it or any Subsidiary and sold or otherwise transferred or disposed of, directly or indirectly, to the owner-lessor of such property unless any such sale and leaseback transaction is completed within a six month period from the later of the date of acquisition of the subject property or the date such property is placed into service.

     7.12 Articles and Bylaws. Neither of the Borrowers will, nor will it permit any of its Subsidiaries to, amend, modify or change in any material respect its or any Subsidiary's articles of incorporation (corporate charter or other similar organizational document) or bylaws without the prior written consent of the Majority Banks, such consent not to be unreasonably withheld.

     7.13 Limitation on Further Negative Pledges. Except with respect to prohibitions against other encumbrances on specific property encumbered to secure particular Indebtedness otherwise permitted hereunder (which Indebtedness relates solely to such specific property and improvements and accretions thereto), neither of the Borrowers will not enter into, assume or become subject to any agreement prohibiting or otherwise restricting the guaranty by it of any obligations, prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation.


                           ARTICLE VIII

                        EVENTS OF DEFAULT


     8.01 Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

          (a) Payment. The Borrowers shall (i) default in the payment when due of any principal of any of the Loans or of any reimbursement obligations arising from payment obligations arising in connection with the Bankers' Acceptances, or (ii) default, and such default shall continue for five or more business days, in the payment when due of any interest on the Loans, or of any fees or other amounts owing hereunder, under any of the other Loan Documents or in connection herewith; or

          (b)  Representations.  Any representation,
     warranty or statement made or deemed to be made by either of the Borrowers herein, in any of the other
     Loan Documents in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made; or

          (c) Covenants. Either of the Borrowers shall (i) default in the due performance or observance of any term, covenant or agreement contained in Sections 6.02, 6.11, 6.12 or 6.15 hereof and in Article VII hereof, inclusive, or (ii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b) or (c)(i) of this Section 8.01) contained in this Amended and Restated Loan Agreement and such default shall continue unremedied for a period of at least 30 days after notice thereof by the Agent or any Bank to the Borrowers; or

          (d)  Other Loan Documents.  Either of the
     Borrowers shall default in the due performance or observance of any term, covenant or agreement in any of the other Loan Documents (subject to applicable grace or cure periods, if any); or

          (e) Bankruptcy, etc. Either of the Borrowers shall commence a voluntary case concerning itself under the Bankruptcy Code in Title 11 of the United States Code (as amended, modified, succeeded or replaced, from time to time, the "Bankruptcy Code"); or an involuntary case is commenced against either of the Borrowers under the Bankruptcy Code and the petition is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of all or substantially all of the property of either of the Borrowers; or either of the Borrowers commences any other proceeding under any reorganization, arrangement, adjustment of the debt, relief of creditors, dissolution, insolvency or similar law of any jurisdiction whether now or hereafter in effect relating to such Borrower; or there is commenced against either of the Borrowers any such proceeding which remains undismissed for a period of 60 days; or either of the Borrowers is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or either of the Borrowers suffers appointment of any custodian or the like for it or for any substantial part of its property to continue unchanged or unstayed for a period of 60 days; or either of the Borrowers makes a general assignment for the benefit of creditors; or any corporate action is taken by either of the Borrowers for the purpose of effecting any of the foregoing; or

          (f) Defaults under Other Agreements. (i) Either of the Borrowers shall (x) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any Indebtedness in excess of $250,000 or (y) default in the observance or performance of any agreement or condition relating to any such Indebtedness in excess of $250,000 or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required), any such Indebtedness to become due prior to its stated maturity; or (ii) any such Indebtedness in excess of $250,000 of either of the Borrowers shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

          (g) Judgments. One or more judgments or decrees shall be entered against either of the Borrowers involving a liability of $2,000,000 or more in any instance (not paid or fully covered by insurance provided by a carrier who has acknowledged coverage) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

          (h) Ownership. (i) There shall occur a change of control of either of the Borrowers.

          (i) ERISA. (i) Either of the Borrowers or any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $100,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Plan or Plans which in the aggregate have unfunded liabilities in excess of $1,000,000 (individually and collectively, a "Material Plan") shall be filed under Title IV of ERISA by such Borrower or any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the Controlled Group to incur a current payment obligation in excess of $500,000;

then, in any such event, and at any time thereafter, the Agent, upon the written direction of the Majority Banks, shall, by written notice to the Borrowers take any of the following actions:

          (i) Termination of Commitments. Declare the Banks' obligations to make Loans and accept Bankers' Acceptances terminated whereupon the Banks' Commitments shall be immediately terminated and any commissions or fees relating to the Commitments shall thereupon become immediately due and payable without further notice of any kind;

          (ii) Acceleration of Loans. Declare the unpaid principal of and any accrued interest in respect of all the Notes to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers;

          (iii) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Loan Documents and all rights of set-off;

          (iv) Cash Collateral. Direct the Borrowers to pay (and the Borrowers agree that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 8.01(e), it will immediately without notice pay to the Agent such additional amounts of cash, to be held in a cash collateral account as additional security for the reimbursement obligations which may thereafter arise on account of subsequent payments under Bankers' Acceptances still outstanding, in an amount equal to the then outstanding Bankers'
     Acceptances Outstanding;

provided, however, that, notwithstanding the foregoing, if an Event of Default specified in Section 8.01(e) shall occur, then the Banks' Commitments shall automatically terminate and the Notes and the Loans shall immediately become due and payable without the giving of any notice or other action by the Agent or the Banks.


                         ARTICLE IX

                      AGENCY PROVISIONS


     9.01 Appointment. Each Bank hereby irrevocably designates and appoints the Agent to act as its agent specified herein and the other Loan Documents, and each such Bank hereby irrevocably authorizes the Agent, as the agent for such Bank to take such action on its behalf under the provisions of this Amended and Restated Loan Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms hereof and of the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Loan Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Amended and Restated Loan Agreement or any of the other Loan Documents, or shall otherwise exist against the Agent. The provisions of this Section are solely for the benefit of the Agent and the Banks and neither of the Borrowers shall have any rights as a third party beneficiary of the provisions hereof. In performing its functions and duties under this Amended and Restated Loan Agreement and the other Loan Documents, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for either of the Borrowers.

     9.02 Delegation of Duties. The Agent may execute any of its respective duties hereunder or under the other Loan
Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by Section 9.03.

     9.03 Exculpatory Provisions. Neither the Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by them or such Person under or in connection herewith or in connection with any of the other Loan Documents (except for their or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by either of the Borrowers contained herein or in any of the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection herewith or in connection with the other Loan Documents, or enforceability or sufficiency herefor of any of the other Loan Documents, or for any failure of either of the Borrowers to perform its obligations hereunder or thereunder. The Agent shall not be responsible to any Bank for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Amended and Restated Loan Agreement, or any of the other Loan Documents or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent to the Banks or by or on behalf of the Borrowers to the Agent or any Bank or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of either of the Borrowers.

     9.04 Reliance on Communications. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers), independent accountants and other experts selected by the Agent . The Agent may deem and treat the Banks as the owner of their respective interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent in accordance with this Amended and Restated Loan Agreement. The Agent shall be fully justified in failing or refusing to take any action under this Amended and Restated Loan Agreement or under any of the other Loan Documents unless it shall first receive such advice or concurrence of the Majority Banks as it deem appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by them by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Loan Documents in accordance with a request of the Majority Banks (or to the extent specifically provided in Section 10.06, with a request of all the Banks) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks (including their successors and assigns).

     9.05 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Bank or either of the Borrowers referring to the Loan Document, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Majority Banks; provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

     9.06 Non-Reliance on Agent and Other Banks. Each Bank expressly acknowledges that neither the Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to them and that no act by the Agent or any respective affiliate thereof hereinafter taken, including any review of the affairs of either of the Borrowers, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrowers and made its own decision to make its Loans hereunder and enter into this Amended and Restated Loan Agreement. Each Bank also represents that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Amended and Restated Loan Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Borrowers which may come into the possession of the Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates.

     9.07 Indemnification. The Banks agree to indemnify the Agent in its capacity as such from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Agent in its capacity as such in any way relating to or arising out of this Amended and Restated Loan Agreement or the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section shall survive the payment of the Obligations and all other amounts payable hereunder and under the other Loan Documents.

     9.08 Agent in its Individual Capacity. The Agent and its respective affiliates may make loans to, accept deposits from and generally engage in any kind of business with either of the Borrowers as though the Agent were not the Agent hereunder. With respect to the Loans made hereunder and Bankers' Acceptances issued hereunder, the Agent shall have the same rights and powers under this Amended and Restated Loan Agreement as any Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall include the Agent in its individual capacity.

     9.09 Successor Agents. The Agent may, at any time, resign as Agent hereunder upon 30 days written notice to the Banks, and be removed as Agent hereunder with or without cause by the Majority Banks upon 30 days written notice to the Agent. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within 30 days after the notice of resigning Agent's resignation or the Majority Banks' notice of removal, then the retiring Agent shall select a successor Agent provided such successor Agent is a commercial bank organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $400,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as Agent under this Amended and Restated Loan Agreement and the other Loan Documents and the provisions of this Section shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Amended and Restated Loan Agreement.


                          ARTICLE X

                        MISCELLANEOUS


     10.01 Notices. Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below, (c) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address set forth opposite such party's name on the signature pages hereto, or at such other address as such party may specify by written notice to the other parties hereto.

     10.02 Right of Set-Off. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Bank is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Bank (including, without limitation, branches, agencies or Affiliates of such Bank wherever located) to or for the credit or the account of the Borrowers against obligations and liabilities of the Borrowers to such Bank hereunder, under the Notes, the other Loan Documents or otherwise, irrespective of whether such Bank shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Bank subsequent thereto. The Borrowers hereby agree that any Person purchasing a participation in the Loans and Commitments hereunder pursuant to Section 10.03(c) may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Bank hereunder.

     10.03  Benefit of Agreement.

          (a) Generally. This Amended and Restated Loan Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that the Borrowers may not assign and transfer any of their interests without prior written consent of the Banks; provided further that the rights of each Bank to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth in this Section 10.03.

          (b) Assignments. Each Bank may assign all or a portion of its rights and obligations hereunder pursuant to an assignment agreement substantially in the form of Exhibit I to one or more commercial banks, financial institutions or "accredited investors" (as defined in SEC Regulation D), provided that (i) any such assignment shall be in a minimum aggregate amount of $5,000,000 of the Commitment above such amount and (ii) the Borrowers and the Agent shall consent to such assignment (which consent shall not be unreasonably withheld). Any assignment hereunder shall be effective upon delivery to the Agent of written notice of the assignment and the satisfaction of the terms and conditions relating thereto contained herein and the payment to the Agent by the assignee of an assignment fee of $2,500.00. The assigning Bank will give prompt notice to the Agent and the Borrowers of any such assignment. Upon the effectiveness of any such assignment (and after notice to the Borrowers as provided herein), the assignee shall become a "Bank" for all purposes of this Amended and Restated Loan Agreement and the other Loan Documents and, to the extent of such assignment, the assigning Bank shall be relieved of its obligations hereunder to the extent of the Loans and Commitment components being assigned. Along such lines the Borrowers agree that upon notice of any such assignment and surrender of their Note, they will promptly provide to the assigning Bank and to the assignee separate promissory notes in the amount of their respective interests substantially in the form of the original Note (but with notation thereon that it is given in substitution for and replacement of the original Note or any replacement notes thereof).

          (c) Participations. Each Bank may sell, transfer grant or assign, participations in all or any part of such Bank's interests and obligations hereunder to any bank or other institution, provided that (i) such selling Bank shall remain a "Bank" for all purposes under this Amended and Restated Loan Agreement (such selling Bank's obligations under the Loan Documents remaining unchanged) and the participant shall not constitute a Bank hereunder, (ii) no such participant shall have, or be granted, rights to approve any amendment or waiver relating to this Amended and Restated Loan Agreement or the other Loan Documents except to the extent any such amendment or waiver would
     (y) reduce the principal of or rate of interest on or fees in respect of any Loans or Bankers' Acceptances in which the participant is participating, (z) postpone the date fixed for any payment of principal (including the Termination Date of the Revolving Loans), interest or fees in which the participant is participating or and (iii) sub-participations by the participant (except to an affiliate, parent company or affiliate of a parent company of the participant) shall be prohibited. In the case of any such participation, the participant shall not have any rights under this Amended and Restated Loan Agreement or the other Loan Documents (the participant's rights against the selling Bank in respect of such participation to be those set forth in the participation agreement with such Bank creating such participation) and all amounts payable by the Borrowers hereunder shall be determined as if such Bank had not sold such participation.

     10.04 No Waiver; Remedies Cumulative. No failure or delay on the part of the Agent or any Bank in exercising any right, power or privilege hereunder or under any other Loan Document and no course of dealing between the Borrowers and the Agent or any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Agent or any Bank would otherwise have. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Banks to any other or further action in any circumstances without notice or demand.

     10.05 Payment of Expenses, etc. The Borrowers agree to: (a) pay all reasonable out-of-pocket costs and expenses of (i) the Agent in connection with the syndication of this Amended and Restated Loan Agreement, the due diligence associated with this transaction and the negotiation, preparation, execution and delivery and administration of this Amended and Restated Loan Agreement and the other Loan Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of special counsel to the Agent) and any amendment, waiver or consent relating hereto and thereto, including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Borrowers under this Amended and Restated Loan Agreement and (ii) the Banks in connection with enforcement of the Loan Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of counsel for the Agent and each of the Banks including allocated costs to internal legal counsel);
(b) pay and hold each of the Banks harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (c) indemnify each Bank, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not any Bank is a party thereto) related to the entering into and/or performance of any Loan Document or the use of proceeds of any Loans or Bankers' Acceptances hereunder or the consummation of any other transactions contemplated in any Loan Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified).

     10.06 Amendments, Waivers and Consents. Neither this Amended and Restated Loan Agreement nor any other Loan Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing signed by the Majority Banks and the Borrowers, provided that no such amendment, change, waiver, discharge or termination shall, without the consent of each Bank, (a) extend the scheduled maturities (including the final maturity and any mandatory prepayments) of any Loan, Bankers' Acceptances outstanding or any portion thereof, or reduce the rate or extend the time of payment of interest thereon or fees hereunder or reduce the principal amount thereof, or increase the Commitment of any Bank over the amount thereof in effect, (b) amend, modify or waive any provision of this Section, (c) reduce any percentage specified in, or otherwise modify, the definition of Majority Banks, (d) consent to the assignment or transfer by the Borrowers of any of their rights and obligations under (or in respect of) this Amended and Restated Loan Agreement or (e) modify the definition of "Termination Date". No provision of Article IX may be amended without the consent of the Agent.

     10.07 Counterparts. This Amended and Restated Loan Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Amended and Restated Loan Agreement to produce or account for more than one such counterpart.

     10.08 Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Amended and Restated Loan Agreement.

     10.09 Survival. All indemnities set forth herein, including, without limitation, in Section 3.04 or 10.05, shall survive the execution and delivery of this Amended and Restated Loan Agreement, the making of the Loans, the issuance of the Bankers' Acceptances, the repayment of the Loans, the Bankers' Acceptances Outstanding and other obligations of the Borrowers hereunder and the termination of the Commitment hereunder.

     10.10  Calculations; Computations.

          (a) The financial statements furnished to the Banks pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles applied on a consistent basis for the periods involved.

          (b)  All computations of interest and fees
     hereunder shall be made on the basis of actual number of days elapsed over a year of 360 days, except as otherwise provided herein.

          (c)  In the event any payment of principal,
     interest, fees or other amount is due on a day which is not a Business Day, the payment shall be extended to the next succeeding Business Day together with, in the case of a payment of principal, interest thereon to the date of payment (except in the case of Eurodollar Loans, if the next succeeding Business Day is in a different calendar month, then on the next preceding Business Day).

     10.11  Governing Law; Submission to Jurisdiction;
Venue.

          (a) THIS AMENDED AND RESTATED LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA. Any legal action or proceeding with respect to this Amended and Restated Loan Agreement or any other Loan Document may be brought in the courts of the State of North Carolina in Mecklenburg County, or of the United States for the Western District of North Carolina, and, by execution and delivery of this Amended and Restated Loan Agreement, each of the Borrowers hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Each of the Borrowers further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrowers at their addresses for notices set forth beneath their signatures, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of the Banks to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against the Borrowers in any other jurisdiction.

          (b) Each of the Borrowers hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Amended and Restated Loan Agreement or any other Loan Document brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

          (c)  EACH OF THE BORROWERS AND EACH BANK HEREBY
     IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY
     ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR
     RELATING TO THIS AMENDED AND RESTATED LOAN AGREEMENT,
     ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS
     CONTEMPLATED HEREBY.

     10.12 Severability. If any provision of any of the Loan Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

     10.13  Entirety.  This Amended and Restated Loan
Agreement together with the other Loan Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Loan Documents or the transactions contemplated herein and therein.

     10.14 Survival. All representatives and warranties made by the each of the Borrowers herein shall survive delivery of the Notes and the making of the Loans and the issuance of the Bankers' Acceptances hereunder.

     10.15 Pro Rata, Sharing. Each Bank agrees that, if it should receive any amount hereunder (whether voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents or otherwise) which is applicable to the payment of the principal of, or interest or fees on, the Loans or in respect of Bankers' Acceptances, of a sum which with respect to the related sum or sums received by the other Banks is in a greater proportion than the total of such obligation than owned and due to such Bank bears to the total of such obligation prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the obligations of the Borrowers to such Banks in such amount as will result in a proportional participation by all of the Banks in such amount, provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.
      64
     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amended and Restated Loan Agreement to be duly executed and delivered as of the date first above written.


                              DOLLAR GENERAL CORPORATION
ATTEST:

By______________________      By__________________________________
  __________ Secretary
                              Title_______________________________
     (Corporate Seal)

                              Address:

                              DOLLAR GENERAL CORPORATION
                              104 Woodmont Boulevard
                              Suite 500
                              Nashville, Tennessee  37205
                              Attn: C. Kent Garner
                              Telephone:  (615) 783-2014
                              Facsimile:  (615) 386-9936

                              DOLGENCORP, INC.
ATTEST:

By______________________      By__________________________________
  __________ Secretary
                              Title_______________________________
     (Corporate Seal)

                              Address:

                              DOLGENCORP, INC.
                              104 Woodmont Boulevard
                              Suite 500
                              Nashville, Tennessee  37205
                              Attn: C. Kent Garner
                              Telephone:  (615) 783-2014
                              Facsimile:  (615) 386-9936

      65
                              NATIONSBANK, N.A. (CAROLINAS)
                              Individually and as Agent

Committed Amount:             By /S/: Steve L. Dalton
$50,000,000
                              Title Vice President
Committed Percentage:
29.411764706%                 Address:

                              NationsBank, N.A. (Carolinas)
                              NationsBank Plaza
                              Charlotte, North Carolina  28255
                              Attn:  Tracy Crotts
                              Telephone:  (704) 386-9368
                              Facsimile:  (704) 386-9923

                              Address as Agent:

                              NationsBank Corporation
                              NationsBank Plaza M-5
                              Nashville, Tennessee 37239
                              Attn:  Steve L. Dalton
                              Telephone:  (615) 749-4151
                              Facsimile:  (615) 749-4112

      66
                              THIRD NATIONAL BANK IN NASHVILLE



Committed Amount:             By /s/: Robert W. Meyer
$30,000,000                   Title First Vice President

Committed Percentage:
17.647058824%
                              Address for Payments and Notices:

                              P.O. Box 305110
                              Nashville, Tennessee 37230-5110
                              Attn:  Robert W. Meyer
                              Telephone:  (615) 748-4396
                              Facsimile:  (615) 259-4119

                              Address for Notices Only:

                              Third National Bank in Nashville
                              P.O. Box 305110
                              Nashville, Tennessee  37230-5110
                              Attn:  Robert W. Meyer
                              Telephone: (615) 748-4396
                              Facsimile: (615) 259-4119
      67
                              BARNETT BANK OF BROWARD COUNTY, N.A.



Committed Amount:             By \s\: Lawrence Katz
$25,000,000                   Title Vice President

Committed Percentage:
14.705882353%
                              Address for Payments and Notices:

                              Credit Administration
                             491 Northwest 40th Ave.
                              Plantation, Florida  33317
                              Attn:  Lawrence Katz
                              Telephone:  (305) 797-0789
                              Facsimile:  (305) 797-0727

                              Address for Notices Only:

                              (A) 50 North Laura St. 17th Floor
                                  P.O. Box 40789
                                  Jacksonville, Florida  32202
                                  Attn: Bert Davis
                                  Telephone: (904) 791-5081
                                  Facsimile:  (904) 791-7623


                              (B) 1 East Broward Blvd.
                                  Ft. Lauderdale, FL. 33301-1804
                                  Attn:  Gary Fuccillo
                                  Telephone:  (305) 765-1570
                                  Facsimile:  (305) 765-1661
      68
                              WACHOVIA BANK OF GEORGIA, N.A.



Committed Amount:             By \s\: F. Alan Smith
$25,000,000                   Title Vice President

Committed Percentage:
14.705882353%
                              Address for Payments and Notices:

                              P.O. Box 4148
                              Mail Code 3940
                              Atlanta, Georgia  30302
                              Attn:  Margie Mote
                              Telephone:  (404) 332-1044
                              Facsimile:  (404) 332-5016

                              Address for Notices Only:

                              Georgia Corporate MC3940
                              191 Peachtree Street, N.E.
                              Atlanta, Georgia  30303
                              Attn:  Alan Smith
                              Telephone: (404) 332-1044
                              Facsimile: (404) 332-5016

      69
                              BANK OF AMERICA ILLINOIS



Committed Amount:             By /s/: Michael McKenney
$20,000,000                   Title Vice President

Committed Percentage:
11.764705882%
                              Address for Payments and Notices:

                              231 South LaSalle Street
                              Mail Code 200-9
                              Chicago, Illinois  60697
                              Attn:  Fred Fischer
                              Telephone:  (312) 828-6674
                              Facsimile:  (312) 974-9626

                              Address for Notices Only:

                              950 E. Paces Ferry Road
                              #3375
                              Atlanta, Georgia  30326
                              Attn:  Michael McKenney
                              Telephone: (404) 262-6107
                              Facsimile: (404) 364-3303

      70
                              THE INDUSTRIAL BANK OF JAPAN,
                               LIMITED, ATLANTA AGENCY



Committed Amount:             By /s/: Shusai Nagai
$20,000,000                   Title General Manager

Committed Percentage:
11.764705882%
                              Address for Payments and Notices:

                              The Industrial Bank of Japan,
                               Limited, Atlanta Agency
                              One Ninety One Peachtree Tower
                              Suite 3600
                              191 Peachtree Street, N.E.
                              Atlanta, Georgia  30303-1757
                              Attn:  Business Operations Department
                              Telephone:  (404) 524-8770
                              Facsimile:  (404) 577-6818

                              Address for credit matters:

                              One Ninety One Peachtree Tower,
                              Suite 3600
                              191 Peachtree St, N.E.
                              Atlanta, Georgia  30303-1757
                              Attn:  Jackie Brunetto
                              Telephone: (404) 420-3325
                              Facsimile: (404) 524-8509
      71
Exhibits to Amended and Restated Loan Agreement

A.   Permitted Liens

B.   Promissory Note

C.   Form of Bid Rate Loan Request

D.   Opinion of Counsel

E.   Schedule of Other Debt

F.   Material Litigation

G.   Borrowers' List of Subsidiaries

H.   Officer's Certificate

I.   Form of Assignment and Acceptance
Ex                             hibit B
                           PROMISSORY NOTE

$_______________                                   JUNE ____, 1995

     For Value received, DOLLAR GENERAL CORPORATION, a Kentucky corporation and DOLGENCORP, INC., a Kentucky corporation (the "Borrowers"), jointly and severally promise to pay to the order of __________________ (the "Bank"), the unpaid principal amount of each Revolving Loan made by the Bank to the Borrower pursuant to the Loan Agreement (hereinafter defined) on the Termination Date provided for in the Loan Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Revolving Loan on the dates and at the rate or rates provided for in the Loan Agreement. All such payments of principal and interest shall be made in U.S. dollars immediately available funds at the offices of NationsBank, N.A. (Carolinas) in Charlotte, North Carolina.

     All Revolving Loans made by the Bank, the respective maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such Revolving Loan then outstanding shall be endorsed by the Bank on the schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrowers hereunder or under the Loan Agreement.

     This promissory note is one of the Revolving Notes referred to in the Loan Agreement, dated as of June ____, 1995, among the Borrowers, the banks listed on the signature pages thereof, and NationsBank, N.A. (Carolinas), as Agent (as the same may be amended from time to time, the "Loan Agreement"). Terms defined in the Loan Agreement are used herein with the same meanings. Reference is made to the Loan Agreement for provisions for the payment hereof and the acceleration of the maturity hereof. All of the terms, conditions and covenants of the Loan Agreement are hereby expressly made a part of this promissory note by reference in the same manner and with the same effect as if set forth herein at length and any holder of the promissory note is entitled to the benefits of and remedies provided in the Loan Agreement.

DOLLAR GENERAL CORPORATION
ATTEST:

By:__________________________           By:__________________________
Title:_______________________           Title:_______________________
         (Corporate Seal)

DOLGENCORP, INC.
ATTEST:

By:__________________________           By:__________________________
Title:_______________________           Title:_______________________
         (Corporate Seal)